UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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STAR SCIENTIFIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAR SCIENTIFIC, INC.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to Be Held on Friday, December 27, 2013 at 11:00 A.M. Eastern Time

•	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

•	The Proxy Statement and annual report to shareholders are available at: http://material.proxyvote.com/85517P

The 2013 annual meeting of the shareholders of Star Scientific, Inc. (the “Company”) will be held at 11:00 A.M. on Friday, December 27, 2013 at the Mayfair Court Room of the Westin Georgetown Hotel, 2350 M Street, NW, Washington, DC 20037 (the “Annual Meeting”).

The proposals to be considered by the Company’s stockholders at the Annual Meeting are:

1. A proposal to elect six directors to the Company’s Board of Directors for one-year terms;

2. A proposal to approve an amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 213,500,000 to 274,800,000;

3. A proposal to approve an amendment to the Company’s Ninth Amended and Restated Certificate of Incorporation to change the name of the Company to Rock Creek Pharmaceuticals, Inc.;

4. A proposal to approve an amendment to the Company’s 2008 Incentive Award Plan to increase the number of shares available for issuance from 16,900,000 to 35,200,000, and to increase the maximum number of shares of common stock with respect to which awards may be granted under the 2008 Plan to any one participant in any one calendar year from 5,000,000 to 6,000,000;

5. A proposal to ratify the appointment of Cherry Bekaert L.L.P., as the Company’s independent auditor to audit the Company’s 2013 financial statements;

6. A proposal to approve an advisory resolution on executive compensation; and

7. Any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The Board of Directors of Star Scientific, Inc. recommends that you vote “FOR” all director nominees nominated in connection with Proposal 1 and “FOR” Proposals 2, 3, 4, 5 and 6.

You are cordially invited to attend the Annual Meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to authorize your proxy by Internet, telephone, or, if you utilize the paper copy of the proxy card, by marking, signing, dating and returning your proxy card as promptly as possible, so that your shares will be represented at the Annual Meeting. If you choose to attend the Annual Meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Secretary; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

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November 18, 2013

Dear Fellow Stockholders:

On behalf of our Board of Directors, I cordially invite you to attend the 2013 Annual Meeting of the stockholders of Star Scientific, Inc., to be held at the Mayfair Court Room of the Westin Georgetown Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 27, 2013, at 11:00 A.M., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials. Some of the matters to be considered this year are particularly important because they relate to various corporate transition matters, including significant changes to our Company’s leadership structure. We encourage you to review these matters as described in the accompanying Proxy Statement.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to authorize your proxy by Internet, telephone, or, if you utilize the paper copy of the proxy card, by marking, signing, dating and returning your proxy card in the envelope provided.

Sincerely,

/s/ Paul L. Perito

Paul L. Perito

Chairman of the Board of Directors,

President and Chief Operating Officer

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STAR SCIENTIFIC, INC.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, DECEMBER 27, 2013

To the Stockholders of Star Scientific, Inc.:

Notice is hereby given that the annual meeting of stockholders of Star Scientific, Inc., a Delaware corporation (the “Company”), will be held at the Mayfair Court Room of the Westin Georgetown Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 27, 2013, at 11:00 A.M., Eastern Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting are:

1.	A proposal to elect six directors to the Company’s Board of Directors for one-year terms;

2.	A proposal to approve an amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 213,500,000 to 274,800,000;

3.	A proposal to approve an amendment to the Company’s Ninth Amended and Restated Certificate of Incorporation to change the name of the Company to Rock Creek Pharmaceuticals, Inc.;

4.	A proposal to approve an amendment to the Company’s 2008 Incentive Award Plan, or our “Incentive Award Plan” or “2008 Plan,” to increase the number of shares available for issuance from 16,900,000 to 35,200,000, and to increase the maximum number of shares of common stock with respect to which awards may be granted under the 2008 Plan to any one participant in any one calendar year from 5,000,000 to 6,000,000;

5.	A proposal to ratify the appointment of Cherry Bekaert L.L.P., or “Cherry Bekaert”, as the Company’s independent auditor to audit the Company’s 2013 financial statements;

6.	A proposal to approve an advisory resolution on executive compensation; and

7.	Any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The foregoing matters are described in more detail in the accompanying Proxy Statement. In addition, financial and other information about the Company is contained in the accompanying Annual Report to Stockholders for the year ended December 31, 2012.

The Board of Directors has fixed the close of business on October 30, 2013, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Consequently, only stockholders of record at the close of business on October 30, 2013, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting in person, please authorize your proxy by Internet, telephone, or, if you utilize the paper copy of the proxy card, by marking, signing, dating and returning your proxy card as promptly as possible, so that your shares will be represented at the Annual Meeting. If you utilize the enclosed proxy card, no postage is required if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

FOR ADMISSION TO THE MEETING, ALL STOCKHOLDERS SHOULD COME TO THE STOCKHOLDER CHECK-IN TABLE. THOSE WHO OWN SHARES IN THEIR OWN NAMES SHOULD PROVIDE IDENTIFICATION AND HAVE THEIR OWNERSHIP VERIFIED AGAINST THE LIST OF REGISTERED STOCKHOLDERS AS OF THE RECORD DATE. THOSE WHO HAVE BENEFICIAL OWNERSHIP OF STOCK THROUGH A BANK OR BROKER MUST BRING ACCOUNT STATEMENTS OR LETTERS FROM THEIR BANKS OR BROKERS INDICATING THAT THEY OWNED STAR SCIENTIFIC COMMON STOCK AS OF OCTOBER 30, 2013. IN ORDER TO VOTE AT THE ANNUAL MEETING, BENEFICIAL OWNERS OF STOCK MUST BRING LEGAL PROXIES, WHICH THEY CAN OBTAIN ONLY FROM THEIR BROKERS OR BANKS.

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By Order of the Board of Directors

/s/ Robert E. Pokusa

Robert E. Pokusa

Secretary and General Counsel

Glen Allen, Virginia

November 18, 2013

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STAR SCIENTIFIC, INC.

4470 COX ROAD

SUITE 110

GLEN ALLEN, VIRGINIA 23060

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 27, 2013

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided on behalf of the Board of Directors of Star Scientific, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the Mayfair Court Room of the Westin Georgetown Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 27, 2013, at 11:00 A.M., Eastern Time, and any adjournments or postponements thereof, which we refer to as the Annual Meeting. “We,” “our,” “us,” “the Company,” “our Company” and “Star” each refer to Star Scientific, Inc., and its consolidated subsidiaries. The mailing address of our principal executive office is 4470 Cox Road, Suite 110, Glen Allen, Virginia, 23060. The Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are first being mailed on or about November 21, 2013, to holders of record as of October 30, 2013 of our common stock, par value $0.0001 per share, or “common stock.” The solicitation of proxies related to this Proxy Statement is made by and on behalf of our Board of Directors.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, our stockholders of record on October 30, 2013 will be asked to vote upon the following:

1.	A proposal to elect six directors to the Company’s Board of Directors for one-year terms;

2.	A proposal to approve an amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 213,500,000 to 274,800,000;

3.	A proposal to approve an amendment to the Company’s Ninth Amended and Restated Certificate of Incorporation to change the name of the Company to Rock Creek Pharmaceuticals, Inc.;

4.	A proposal to approve an amendment to the Company’s 2008 Incentive Award Plan to increase the number of shares available for issuance from 16,900,000 to 35,200,000, and to increase the maximum number of shares of common stock with respect to which awards may be granted under the 2008 Plan to any one participant in any one calendar year from 5,000,000 to 6,000,000;

5.	A proposal to ratify the appointment of Cherry Bekaert, as the Company’s independent auditor to audit the Company’s 2013 financial statements;

6.	A proposal to approve an advisory resolution on executive compensation; and

7.	Any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

As of the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth above.

VOTING SECURITIES

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on October 30, 2013, as the record date, or “Record Date,” for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 169,122,155 shares of common stock issued and outstanding held by approximately 606 stockholders of record. We have no other class of voting securities outstanding.

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Stockholders of record on the Record Date will be entitled to one vote per share of common stock on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the meeting.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of a majority of the issued and outstanding stock of the Company entitled to vote at the Annual Meeting shall constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is present, (1) the members of the Board of Directors must be elected by a plurality of votes properly cast at the Annual Meeting; (2) the proposal to amend the Certificate of Incorporation to increase the number of authorized shares must be approved by the affirmative vote of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting; (3) the proposals to approve (a) an amendment to the Certificate of Incorporation to change the name of the Company to Rock Creek Pharmaceuticals, Inc.; (b) an amendment to the Company’s Incentive Award Plan; (c) the ratification of the appointment of Cherry Bekaert as our independent auditor; and (d) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting, must be approved by the affirmative vote of a majority of the votes properly cast at the Annual Meeting; and (4) with respect to the proposal to approve the advisory resolution on executive compensation, the proposal will be approved if the majority of votes cast are in favor of the proposal. While the advisory vote on Proposal 6 is non-binding, our Board of Directors and Compensation Committee, as applicable, will carefully consider the outcome of the vote on this proposal when considering future matters related to executive compensation.

Voting; Proxies; Revocation

Shares of our common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of common stock represented by that proxy will be voted “FOR ”:

1. the proposal to elect six directors to our Company’s Board of Directors for one-year terms;

2. the proposal to approve an amendment to our Company’s Eighth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 213,500,000 to 274,800,000;

3. the proposal to approve an amendment to the Company’s Ninth Amended and Restated Certificate of Incorporation to change the name of the Company to Rock Creek Pharmaceuticals, Inc.;

4. the proposal to approve an amendment to the Company’s Incentive Award Plan to increase the number of shares available for issuance from 16,900,000 to 35,200,000, and to increase the maximum number of shares of common stock with respect to which awards may be granted under the 2008 Plan to any one participant in any one calendar year from 5,000,000 to 6,000,000;

5. the proposal to ratify the appointment of Cherry Bekaert as our Company’s independent auditor to audit our Company’s 2013 financial statements; and

6. the proposal to approve an advisory resolution on executive compensation.

If other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

The person who executes a proxy may revoke it at, or before, the Annual Meeting by: (A) delivering to our Secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy; (B) duly executing, dating and delivering to our Secretary a subsequent proxy; or (C) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Star Scientific, Inc., 4470 Cox Road, Suite 110, Glen Allen, Virginia 23060, Attn: Corporate Secretary. If your shares of common stock are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.

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Abstentions and Broker Non-Votes

Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast “For” or “Against” a given proposal, and therefore, are not included in the tabulation of the voting results. As such, abstentions, withheld votes, and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of our outstanding common stock present and entitled to vote at the Annual Meeting.

Proxy Solicitation

We are soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding common stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of our Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

Business; Adjournments

We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

If a quorum is not present at our Annual Meeting, the Annual Meeting may be adjourned or postponed until a quorum is present by the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. Any business may be transacted at the adjourned meeting that might have been transacted at the Annual Meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

BACKGROUND TO THE CORPORATE TRANSITION MATTERS

In addition to the Company’s ongoing nutraceutical and cosmetic lines of business, the Company has actively engaged in research into the potential for expansion in the area of pharmaceutical products. Our Board of Directors and senior management have discussed ways in which the Company could accelerate entry into, or otherwise take greater advantage of, the perceived growth potential in pharmaceutical product development. Our senior management and Board of Directors have determined that it is advisable to undertake certain significant corporate changes in order to better take advantage of the potential opportunities in the area of pharmaceutical products, including the development of products approved by the Food and Drug Administration, or “FDA.” These changes include modifications to our senior management and Board of Directors, as discussed below.

To implement our senior management’s and Board of Director’s determination discussed above, our Board of Directors (upon the recommendation of various Board committees, as applicable) have approved various actions. We refer to these actions as the “corporate transition matters.” You are not being asked to vote on the corporate transition matters generally. However, because the corporate transition matters relate to certain of the items to be considered by our stockholders at the Annual Meeting, a summary of these matters are discussed below, as well as the considerations undertaken by our Board of Directors as related to these matters.

Summary of Corporate Transition Matters

As part of the corporate transition matters, the following items have occurred or are expected to occur at the Annual Meeting or thereafter:

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•	The incumbent members of our current Board of Directors (who we sometimes refer to as our “Existing Board”), upon the recommendation of its Nominating Committee, nominated for election at the Annual Meeting the following five new directors: Benjamin M. Dent, Michael J. Mullan, MBBS (M.D.), PhD., Scott P. Sensenbrenner, Naomi Whittel and Thomas L. Wilson. Christopher C. Chapman, M.D., a member of our Existing Board, was also nominated by our Existing Board for election at the Annual Meeting. We sometimes refer to our Board of Directors, as comprised by these new director nominees, as the “New Board.” In determining to nominate the members of the New Board, our Existing Board sought to nominate persons with the appropriate skills, backgrounds and experiences that are well suited for the Company’s shift in focus on the development of pharmaceutical products as well as the expansion of our nutraceutical and cosmetic lines of business. For a general discussion of these skills, backgrounds and experiences, see “Proposal 1: Election of Directors – Nominees for Election at the Annual Meeting.” These nominees were brought to the attention of our Nominating Committee and Existing Board through discussions among members of our management, potential new management and our Existing Board.

•	Our Existing Board, upon the recommendation of its Nominating Committee, did not nominate any of the members of our Existing Board for election at the Annual Meeting, with the exception of Dr. Chapman. Therefore, the following members of our Existing Board will no longer serve as directors of the Company following the Annual Meeting: Neil L. Chayet, Ralph B. Everett, Burton J. Haynes, Paul L. Perito and Jonnie R. Williams, Sr. Our Existing Board has determined that Drs. Mullan and Chapman, if elected, will be nonindependent management directors, and that Messrs. Dent, Sensenbrenner and Wilson and Ms. Whittel will each, if elected, be independent directors.

•	Promptly following the Annual Meeting and effective only upon the election of the New Board, Mr. Williams will resign as our Chief Executive Officer and Mr. Perito will resign as our President and Chief Operating Officer. Effective upon these resignations, we expect that the New Board will elect Dr. Mullan as our Chief Executive Officer and Dr. Chapman as our President. At this time, we do not anticipate any other changes in our senior management.

•	In connection with the management changes described above, the Existing Board approved the terms to be included in various employment and related agreements for each of Drs. Mullan and Chapman, in each case to be executed shortly after election of the New Board at the Annual Meeting. For a description of these terms, see “Compensation Discussion and Analysis.”

•	Mr. Perito will continue as an officer (with the title of Vice President and Senior Counsel, Legal and Regulatory Affairs) of the Company for one year, with a primary role of managing the Company’s ongoing litigation, overseeing significant legal matters and assisting Drs. Mullan and Chapman as requested during the transition period and to do so under the terms and conditions of his current employment agreement (including his current reduced base salary of $500,000). For more information, see “Compensation Discussion and Analysis.” Mr. Perito has further indicated that, following the one-year period described above, he is willing to remain with the Company in a similar capacity. The terms of any such arrangement would be determined by Mr. Perito and the New Board.

•	Mr. Williams will continue as a non-executive employee of the Company for one year, with responsibilities including assisting in patent prosecutions, new product development efforts and other responsibilities as designated by Dr. Mullan or Dr. Chapman, and to do so under the terms and conditions of his current employment agreement (including his current reduced base salary of $1.00 per month). For more information, see “Compensation Discussion and Analysis.” Mr. Williams has further indicated that, following the one-year period described above, he is willing to serve as a consultant to the Company to provide continued assistance with patent prosecutions and new product development. The terms of any such arrangement would be determined by Mr. Williams and the New Board.

•	If approved at the Annual Meeting, we intend to change the name of our Company to “Rock Creek Pharmaceuticals, Inc.” and will also change the name of our subsidiary that currently operates under that name.

•	Following the Annual Meeting, the Company will look to consolidate a number of its current offices so as to better coordinate its operations and activities. Given the fact that Dr. Mullan and several of our nominees for directors are located in Florida, and that we have previously partnered with The Roskamp Institute, Inc., or Roskamp Institute, on research projects, we intend to focus at least a portion of our ongoing activities in the Sarasota, Florida area, including some of our administrative and research functions.

Considerations Related to the Corporate Transition Matters

In determining that the corporate transition matters are in the best interest of our Company and our stockholders, our Existing Board reviewed a significant amount of information, consulted with our management (and our potential new members of management) and considered our short term and long term interests.  The factors considered by our Existing Board include, without limitation, the following:

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•	Our Existing Board believes that the Company has evolved such that, from an operational standpoint, it is in the best interest of the Company and its stockholders to focus more on pharmaceutical products because there is potential for greater revenue growth through pharmaceutical product sales (for various reasons, including market acceptance of FDA-approved pharmaceutical products, the ability to market such products on a broader scale and recent Anatabloc® research in support of the feasibility of pursuing FDA applications). Thus, while we expect to continue to operate our nutraceutical supplement and cosmetic lines of business, we expect to shift to a greater focus on pharmaceutical products. By implementing the corporate transition matters, our Existing Board believes our leadership structure will be better suited to implement this shift.

•	Our Existing Board recognizes that Messrs. Williams and Perito have been instrumental in our research and development efforts and the acceptance of our nutraceutical supplements (including the science underlying such supplements). However, our Existing Board believes that, in light of the expected shift in the Company’s operational focus, our Company will benefit from new senior management that has more experience, understanding and knowledge of the approval and acceptance of pharmaceutical products (both from a regulatory and commercial perspective) as well as the manufacture and sale of nutraceutical supplements and cosmetic products. In this regard, Drs. Mullan and Chapman have extensive experience in the commercial aspects of the development, approval process and marketing of pharmaceutical products.

•	The Existing Board believes that, following a review process and given the Company’s expected focus on pharmaceutical products, Drs. Mullan and Chapman are superior candidates for the positions of Chief Executive Officer and President, respectively. Drs. Mullan and Chapman have significant experience, understanding and knowledge of the approval process and acceptance of pharmaceutical products. For example, Dr. Mullan brings a highly unique set of skills, knowledge and experience as a seasoned business leader, chief executive officer, physician and clinical researcher. Dr. Mullan has almost 30 years experience in the medical, pharmaceuticals and research fields, and has authored, or contributed to, more than 200 articles, books and clinical studies on a multitude of medical and pharmaceutical topics including studies in genetics, bio-chemistry, psychiatry, neuroscience, cognitive disorders, Alzheimer’s disease, memory disorders, autoimmune diseases and anti-inflammatory drugs. Further, Dr. Chapman’s training as a physician and his experience in the biotech and pharmaceutical areas, particularly his experience in dealing with new drug applications, clinical studies and device submissions, led our Existing Board to conclude that he could provide valuable assistance (at a senior management level) in connection with the development of pharmaceuticals and related products. Dr. Chapman has also served as a director of Rock Creek (our existing subsidiary), since its incorporation in 2007 and has been active in advising our Company on issues relating to new drug development and the potential for the expansion of our Company’s mission in the area of pharmaceutical products.

•	Drs. Mullan and Chapman already have a deep knowledge of our Company, given Dr. Chapman’s position as a member of our Existing Board and Dr. Mullan’s position Chief Executive Officer of the Roskamp Institute. Our Board of Directors believes this will facilitate an orderly transition in senior management, as well as permit the Company to continue to pursue its pharmaceutical products research relatively uninterrupted (particularly given that the Roskamp Institute is already partnered with the Company on many of these research efforts).

•	The Company expects it will be required to seek Investigational New Drug (IND) applications related to pharmaceutical products. Unlike Messrs. Williams and Perito, Drs. Mullan and Chapman are highly experienced in this area. Dr. Chapman has extensive experience with the IND process that will be invaluable as part of the Company’s strategy going forward. Further, Dr. Mullan has strong scientific credentials that will be necessary as part of the IND process and interacting with applicable scientific bodies.

•	Our Existing Board believes that the Company will benefit from the reputations of Drs. Mullan and Chapman, particularly as related to potential business partners and collaborations. Drs. Mullan and Chapman are well recognized in the pharmaceutical industry, and our Board of Directors believes we will benefit from their respective industry contacts.

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•	Our Existing Board believes that the Company will benefit from the transition to the New Board. As discussed below under “Proposal 1: Election of Directors – Nominees for Election at the Annual Meeting,” the nominees who, if elected, will comprise the New Board, collectively have backgrounds, experiences, and skills that are well suited to the Company’s shift in focus.

•	Pursuant to their respective employment arrangements, Dr. Mullan will be required to devote substantially all of his time performing his duties as our Chief Executive Officer, and Dr. Chapman will be required to devote a substantial amount of his time as our President.

•	Our Existing Board considered that, as part of the Compensation Committee’s recommendation to the directors of the Existing Board to approve the terms of employment for Drs. Mullan and Chapman, the Compensation Committee had the benefit of the advice of an independent compensation consultant. For more information, see “Compensation Discussion and Analysis.”

•	Our Existing Board believes the Company will benefit from Mr. Perito’s expected transition to his position as our Vice President and Senior Counsel for Legal and Regulatory Affairs. In particular, our Existing Board recognized that the Company will have the benefit of Mr. Perito’s continued counsel, working with our General Counsel and outside legal advisors, on the matters related to the ongoing investigations and civil actions previously disclosed by the Company.

•	Our Existing Board believes the Company will benefit from Mr. Williams’ expected continued employment with our Company following his resignation as Chief Executive Officer. In this position, Mr. Williams is expected to perform such duties as may be prescribed by Dr. Mullan or Dr. Chapman, which may include efforts in connection with product development and the continued expansion of the Company’s patent portfolio.

•	As previously disclosed, we believe that the government and internal investigations that the Company has been subject to are nearing completion. See our Quarterly Report on Form 10-Q for the period ended September 30, 2013, filed November 12, 2013. Our Existing Board considered that, given the status of such investigations, it was appropriate to consider the corporate transition matters at this time.

•	Our Existing Board believes that the change in the Company’s name to “Rock Creek Pharmaceuticals, Inc.” is appropriate given that the Company’s pharmaceutical research and development is carried out at that entity and that this entity is also the manufacturer of our nutritional supplements and cosmetic products.

•	In connection with Proposals 2 and 4, our Existing Board believes that it is necessary to increase the number of shares of common stock that the Company is authorized to issue (including under our Incentive Award Plan) to help finance future operations as we shift operational focus, to meet our obligations under the proposed employment arrangements and for potential future acquisitions.

Our Existing Board also considered certain factors which could, as a result of the corporate transition matters, negatively affect our Company and our stockholders. These factors include, without limitation:

•	Possible disruptions in our operations, given the significant leadership changes at both the management and board level.

•	The importance of Messrs. Williams and Perito to our Company (and the reduced roles they would have following the corporate transition).

•	The costs and time associated with pursuing, on a broader scale, the development of pharmaceutical products (including the costs and time of pursuing INDs).

•	The fact that neither of Drs. Mullan nor Chapman have any experience in managing a public company as executive officers.

•	The general unfamiliarity that some members of the New Board had with our Company prior to their nomination.

•	The potential impact on the Company’s existing vendors, suppliers, customers and partners.

While the members of Existing Board considered all of the above factors, it did not make specific determinations with respect to each of the factors and did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. Rather, the members of our Existing Board made its judgment with respect to the corporate transition matters based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

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PROPOSAL 1:

ELECTION OF DIRECTORS

The current incumbent directors of our Existing Board are the following individuals: Christopher C. Chapman, Neil L. Chayet, Ralph B. Everett, Burton J. Haynes, Paul L. Perito and Jonnie R. Williams, Sr. As discussed above, in connection with the corporate transition matters, each our of current incumbent directors (other than Dr. Chapman) have not been nominated for election at the Annual Meeting, and accordingly, their terms of office will expire at the Annual Meeting upon the election of the New Board.

In connection with the corporate transition matters, upon the recommendation of the Nominating Committee, the Board of Directors has nominated five new directors and Dr. Chapman for election at the Annual Meeting to serve until the next annual meeting of the stockholders or until their respective successors are elected or appointed or until their earlier removal or resignation. The five new directors who, if elected, will comprise the New Board, are the following individuals: Christopher C. Chapman, Benjamin M. Dent, Michael J. Mullan, Scott P. Sensenbrenner, Naomi Whittel and Thomas L. Wilson.

Nominees for election to the Board of Directors shall be elected by a plurality of votes properly cast at the Annual Meeting. Our Board of Directors has no reason to believe that the new director nominees listed below will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

The Board of Directors recommends that you vote “FOR” all of the nominees listed below.

Nominees for Election at the Annual Meeting

Set forth below are the names and biographical information pertaining to each person nominated for election to our Board of Directors at the Annual Meeting. All of these persons, if elected, would comprise our New Board and would replace the members of our Existing Board.

Christopher C. Chapman, Jr., 61. Dr. Chapman has served as a member of our Board of Directors since September 2005. Since its inception in 1999, Dr. Chapman has served as Chairman and Chief Executive Officer of Chapman Pharmaceutical Consulting, Inc., which provides expert medical consultation on the development and management of domestic and global product development programs for biotech, pharmaceutical and medical device products. He served as Senior Director of Medical Affairs with Quintiles/BRI, the largest contract research organization in the U.S., from 1995 until 2000. In that capacity, Dr. Chapman had oversight responsibility for the support of new drug applications, clinical studies and device submissions to the FDA for approval. From 1992 until 1994, Dr. Chapman was Medical Director at Regeneron Pharmaceuticals. He currently serves as Chairman of the Chapman Pharmaceutical Health Foundation. Dr. Chapman is a graduate of the Georgetown University School of Medicine in Washington, D.C.

Dr. Chapman understands the history of our Company and the strategic goals envisioned by management and the Existing Board. He has valuable experience with research and development strategies and bringing new drug applications before the FDA (including the IND process). This experience will be key in light of the Company’s expected shift to focus more on the development, approval and sales of pharmaceutical products in connection with the corporate transition matters. Dr. Chapman is expected to act as a key bridge between the Existing Board and New Board.

Benjamin M. Dent,63. Mr. Dent is a new director nominee this year. Mr. Dent has held leadership positions with a number of public and privately-held companies across business sectors. Mr. Dent served as Chief Financial Officer of SADAR 3D from 2012 to 2013, Senior Vice President and Chief Financial Officer for Carbolytic Materials Company from 2011 to 2012, Chief Executive Officer for PBM Consulting (Mr. Dent’s own consulting firm, now known as The Dent Consulting Group LLC) from 2010 to the present, and Vice President and Chief Financial Officer of Moark, LLC from 2005 to 2009. From 1997 to 2003, Mr. Dent held senior leadership and accounting positions with Solutia, Inc. and Capsugel, a business unit of Pfizer, Inc., and acted as a management consultant for Lehman Brothers Investment Management Portfolio Company. Mr. Dent was named to the 2012 list of “Worldwide Who’s Who in Excellence in Finance.” Mr. Dent is an adjunct professor at St. Louis University in the graduate entrepreneurial management program. Mr. Dent received his undergraduate degree and MBA from the University of South Carolina and is a certified management accountant.

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Mr. Dent has extensive experience in finance, accounting and capital raising for both private and public companies, including acting as a Chief Financial Officer. This experience will be particularly important as the Company implements strategies to finance its expected pharmaceutical development efforts.

Michael John Mullan, 57. Dr. Mullan is a new director nominee this year. If elected at the Annual Meeting, we anticipate that Dr. Mullan will serve as our Chief Executive Officer and Chairman of our New Board. Dr. Mullan is a global leader in the medical, pharmaceuticals and research fields. Until October 2013, Dr. Mullan served as Chief Executive Officer and President of the Roskamp Institute, and currently serves as Chief Executive Officer of the Roskamp Institute and of Archer Pharmaceuticals, Inc., and President of Sci-Brain. Dr. Mullan has served in numerous directorship positions for medical research organizations, including the Roskamp Institute from 2003 to 2011, Roskamp Institute for Research of Alzheimers Disease and related Neuropsychiatric Disorders from 1998 to 2003 and the Memory Disorder Clinic from 1998 to 2003. Dr. Mullan taught as a professor of medicine in neuroscience, psychiatry and pathology at the University of South Florida from 1995 to 2003. Dr. Mullan has authored or co-authored more than 200 articles on an array of medical topics, including the treatment of Alzheimer’s disease. Dr. Mullan received his medical degree, MBBS (M.D.) and Ph.D. in Molecular Genetics from London University.

Dr. Mullan brings a highly unique set of skills to our New Board as a seasoned executive, physician and clinical researcher. In light of our Company’s expected shift to focus more on the development, approval and sales of pharmaceutical products, Dr. Mullan’s scientific background and experience with, and contacts in, the pharmaceutical industry will be a necessary component of the corporate transition matters. Further, Dr. Mullan has important experience acting in a leadership position of large medical research organizations and is well-known and respected in his field.

Scott P. Sensenbrenner, 44. Mr. Sensenbrenner is a new nominee to our Board of Directors. Mr. Sensenbrenner has extensive experience in the areas of nutraceutical marketing, supply chain, operations and financial management in the natural products industry. He current serves as the Chief Executive Officer and a director for Enzymedica Inc, a market leader in the area of enzymes supplementation, and has been in this positions since 2009. From 2004 to 2009 Mr. Sensenbrenner acted as Vice President of Marketing and Sales for Thorne Research and from 2001 to 2004 he served as the Group Director of the Nutrition Division for Perrigo, Inc. Mr. Sensenbrenner led the marketing efforts at Enzymatic Therapy in the 1990’s, when the firm introduced many of the leading products sold in the natural products industry today including; Glucosamine, CoQ10, St. John’s Wort, 7Keto, Policosanol, Red Yeast Rice, Standardized Herbs, IP-6, KAVA, and Black Cohosh. In each of these roles Mr. Sensenbrenner designed and orchestrated business strategies and executed category-changing product introductions. Mr. Sensenbrenner also served as an advisory director of Z Trim Holdings, a public company, from 2006 to 2007. Mr. Sensenbrenner received his bachelor of science degree in journalism from the University of Wisconsin.

Mr. Sensenbrenner’s nutraceutical and pharmaceutical marketing experience will be valuable given that a key component of the corporate transition matters is a focus on market acceptance of pharmaceutical products (as well as continuing to market the Company’s existing nutraceutical supplements and our cosmetic line of products). Thus, if our Company obtains any requisite regulatory approvals to market pharmaceutical products, we expect Mr. Sensenbrenner will be able to provide the New Board and our management with valuable insight and guidance with respect to the marketing of such products.

Naomi Whittel, 39. Ms. Whittel is a new nominee to our Board of Directors. Ms. Whittel is founder, Chief Executive Officer and director on the boards of directors of Organic Holdings, LLC and its affiliated entities, a conglomeration of nationally-recognized nutraceutical companies. Ms. Whittel has served as a director and executive officer for Organics Holdings and its affiliates since 2009. Products developed by the family of Organic Holdings entities are sold in The Vitamin Shoppe and GNC stores and have been featured on QVC and other TV programs. Organics Holdings and its affiliates have experienced tremendous growth since 2009, receiving several national awards including being named to Inc. Magazine’s list of Top 500 Fastest Growing Companies for 2013. Ms. Whittel has personally been the recipient of numerous awards as an innovative entrepreneur and female business leader, including the 2013 Ernst and Young Entrepreneur of the Year award in Florida’s emerging category and the 2013 National Association of Professional Women’s “Woman of the Year” award.

Ms. Whittel is an experienced entrepreneur and branding expert for wellness supplements and nutraceuticals. She will bring expertise to our New Board regarding new product development and Internet marketing that will be a key element of the successful implementation of the corporate transition matters. Ms. Whittel also brings knowledge of the health and wellness industries to our Board.

Thomas L. Wilson, 67. Mr. Wilson is a new nominee to our Board of Directors. Mr. Wilson has more than 30 years experience in the banking industry. Mr. Wilson served as President of Southern Commerce Bank, a privately-held banking institution, from 1988 to 2010 and served as chairman of the board of directors from 1988 to 2006. Mr. Wilson held similar executive and board positions with St. Francis State Bank and Mequon State Bank from 1974 to 1990. Mr. Wilson has extensive experience with banking regulations, implementation and oversight of compliance policies and risk assessment strategies. Mr. Wilson presently operates his own consulting firm focusing on business planning, bank financing and private equity fundraising. Mr. Wilson received his bachelor of science degree in business administration from Marquette University.

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Mr. Wilson’s more than 30 years of banking experience will be particularly important as the Company implements strategies to finance its expected pharmaceutical development efforts in connection with the corporate transition matters. Mr. Wilson also brings important experience in the areas of financial risk assessment.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Unless otherwise indicated, the discussion below (and references to our Board of Directors) refers to matters related to our Existing Board during 2012. Our New Board, if elected, may review and implement changes to the policies, processes and procedures discussed below. We intend to disclose any such changes consistent with our obligations under the federal securities laws.

The Board of Directors

Our Board of Directors held six meetings during 2012. In 2012, each of the directors attended the 2012 Annual Meeting of Stockholders and all meetings of our Board of Directors. Each member of a committee of our Board of Directors attended all of their respective committee’s meetings during the period he served thereon. All directors are expected to attend each meeting of the Board of Directors, the meetings of the committees on which they serve, and are also encouraged to attend the Annual Meeting of Stockholders. Our Board of Directors has held 13 meetings to date during 2013.

Although we have not to date developed a formal process whereby stockholders can communicate directly with members of our Board of Directors, we believe that the informal process whereby stockholders communicate with our Secretary, who subsequently relays such communications to our Board of Directors, has adequately served the stockholders’ needs with regard to communications with our Board of Directors and is appropriate given the size of our Company.

Director Independence

The standards relied upon by our Board of Directors in affirmatively determining whether a director is “independent” in compliance with the rules of The NASDAQ Global Market are the standards set forth in the NASDAQ Marketplace Rules and the applicable listing requirements thereof. In addition, no director will qualify as independent unless our Board of Directors affirmatively determines that the director has no relationship that may interfere with the director’s exercise of independent judgment.

Our Board of Directors, in applying the above-referenced standards, has affirmatively determined that the following members of our Existing Board are currently independent: Dr. Chapman and Messrs. Chayet, Haynes and Everett. Messrs. Perito and Williams are not independent by virtue of their positions as executive officers of our Company. Our Board of Directors has further determined that the following director nominees who, if elected, will serve on the New Board, are independent: Messrs. Dent, Sensenbrenner and Wilson and Ms. Whittel. Drs. Mullan and Chapman, following the Annual Meeting, will not be independent by virtue of their positions as executive officers of our Company.

As part of the Board of Director’s process in making independence determinations, each such director has provided responses to questionnaires confirming that (i) all of the above-cited objective criteria for independence are satisfied and (ii) he or she has no other relationship that could interfere with his or her ability to exercise independent judgment.

Board Leadership Structure

We do not have a policy with regard to whether the offices of Chairman of the Board and Chief Executive Officer may or may not be held by the same individual. Our governing documents permit the Chairman and Chief Executive Officer to be the same or different individuals, which provides the Board of Directors the flexibility to determine whether these roles should be combined or separated based on the Company’s circumstances and needs at any given time. The roles of Chairman and Chief Executive Officer of the Company are currently held by different individuals. Mr. Perito currently serves as the Chairman of the Board and Mr. Williams serves as our Chief Executive Officer.

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As discussed above under “Background to the Corporate Transition Matters,” following the election of the New Board, it is expected that Dr. Mullan will be elected as Chief Executive Officer and Chairman of the Company. This structure represents a shift from our board leadership in the past, when such roles were separated. The Existing Board believes that Dr. Mullan will best serve the Company and its stockholders by holding both positions of Chief Executive Officer and Chairman, particularly in light of the corporate transition matters. Dr. Mullan’s expertise in our industry make him the most appropriate person to set agendas for, and lead discussions of, strategic matters affecting our business at this time. Moreover, this structure will enable Dr. Mullan to collaborate and bridge the gap between management and the New Board and to promote unified leadership and direction at a time during which the Company shifts focus.

The Committees of the Board of Directors

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee and Nominating Committee. The discussion below relates to the members of these committees during 2012 and as of the date hereof, and activities of these committees during 2012. It is expected that, if elected, our New Board will appoint new members of theses standing committees and may undertake a review of the charters, policies, procedures and processes applicable to such committees.

Audit Committee. The Audit Committee currently consists of Mr. Haynes, who serves as the Chairman, and Dr. Chapman and Mr. Chayet. Our Board of Directors has determined that each of Dr. Chapman and Messrs. Chayet and Haynes qualify as Independent Directors under the applicable NASDAQ listing requirements.

The Audit Committee met five times during 2012. The Audit Committee and our Board of Directors have adopted a charter for the Audit Committee setting forth the structure, powers and responsibilities of the Audit Committee. The Audit Committee charter was attached as an Appendix to the Company’s 2011 Proxy Statement filed November 8, 2011. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of financial literacy. Our Audit Committee has determined that Mr. Haynes is an “audit committee financial expert” as that term is defined under the Securities Exchange Act of 1934, as amended, or “Exchange Act.” Under our charter, the responsibilities of the Audit Committee include:

•	annually selecting and reviewing with our Board of Directors the selection of our Company’s independent auditors;

•	reviewing and discussing with management significant accounting matters;

•	approving our audited financial statements to be included in our Company’s Annual Report on Form 10-K; and

•	pre-approving all audit and nonaudit services and fees associated with our independent auditors.

The Compensation Committee. The Compensation Committee currently consists of Dr. Chapman, who serves as the Chairman, Mr. Chayet and Mr. Haynes. Our Board of Directors has determined that each of Dr. Chapman and Messrs. Chayet and Haynes qualify as Independent Directors within the meaning of the applicable NASDAQ listing requirements. The Compensation Committee met five times during 2012. The Compensation Committee and our Board of Directors have adopted a charter for the Compensation Committee setting forth the structure, powers and responsibilities of the Compensation Committee. The Compensation Committee charter is attached to the Company’s 2011 Proxy Statement filed November 8, 2011.

The Compensation Committee is responsible for:

•	recommending to the Board of Directors salaries, bonuses and other forms of compensation for our executive officers, including without limitation, stock options, restricted shares and other forms of equity compensation;

•	considering and adopting changes in our compensation structure as applicable to all nonexecutive officer employees, including, but not limited to, salaries and benefits;

•	recommending changes in director and officer indemnification;

•	performing such duties and exercising such authority as may be assigned to a committee of the Board of Directors, under the terms of our equity incentive and bonus plans; and

•	performing such other duties and exercising such other authority as may be assigned from time to time to the Compensation Committee by our Board of Directors.

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The Nominating Committee. The Nominating Committee currently consists of Dr. Chapman and Messrs. Everett and Haynes. Our Board of Directors has determined that each of Dr. Chapman and Messrs. Everett and Haynes qualify as Independent Directors within the meaning of the applicable NASDAQ listing requirements. The Nominating Committee met one time in 2012.

Our Board of Directors has adopted a charter for the Nominating Committee, setting forth the structure, powers and responsibilities of the Nominating Committee. The Nominating Committee charter is attached to the Company’s 2011 Proxy Statement filed November 8, 2011. The Nominating Committee has the authority to nominate persons to stand for election to our Board of Directors. The Nominating Committee may consider the following criteria, as well as any other factors the Committee deems appropriate, in recommending candidates for election to our Board of Directors: (i) personal and professional integrity; (ii) business judgment; (iii) experience in management and in our industry; (iv) experience as a board member of another publicly held company; and (v) academic expertise in an area of our Company’s operations. The Nominating Committee will also consider stockholder suggestions for nominees for director, although there are no formal procedures for stockholders to nominate persons to serve as directors.

Board of Directors Compensation

 In compensating directors, our Company has sought to use a combination of payments for participation in director and committee meetings, initial anniversary stock option grants and periodic stock option grants. The combination of payments for meeting attendance and stock option grants is intended to motivate and align the interest of the directors with that of our Company. Also, given our Company’s mission to promote the maintenance of a healthy metabolism, we have sought to use the combination of payments to directors for attendance at meetings and stock option grants to attract directors who have particular skills and expertise that would complement our Company’s mission, particularly in the area of finance, new product development, medical research, and other health-related areas.

Each of our Company’s independent directors, as so classified by our Board of Directors, or the “Independent Directors,” is granted a stock option to purchase up to 50,000 shares of our common stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. As an annual retainer, each Independent Director additionally receives a stock option to purchase up to 50,000 shares of our common stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately. Each Independent Director also receives a payment of $4,500 for his participation in each meeting of the Board of Directors and any committee meeting attended personally and $3,500 for his participation in each meeting of the Board of Directors and any committee meeting attended telephonically, subject to a cap of $6,000 for multiple in-person or telephonic meetings on the same day. Additionally, the chairman of the Audit Committee is to receive a separate fee of $20,000 per year for services in that capacity, although the fee has been waived at times in the past, and the chairman of the Compensation Committee is to receive a separate fee of $15,000 per year for services in that capacity.

Directors who are employees of our Company receive compensation in their capacity as employees but do not receive any compensation for board or committee meetings, nor do they receive the “options package” made available to individuals serving as Independent Directors.

The following table sets forth, for our Company’s Independent Directors, certain information regarding fees earned and equity awards granted during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Option Grant Date Fair Value ($)(2)	All Other Compensation	Total ($)
Burton J. Haynes	$84,000	$246,150	-	$330,150
Christopher C. Chapman, M.D.	80,500	274,950	-	355,450
Neil L. Chayet	44,500	269,150	-	313,650
Ralph B. Everett	6,000	139,922	-	145,922
Mario V. Mirabelli(3)	42,500	279,150	-	321,650

(1)	This column represents the amount of compensation earned by each Independent Director during 2012 in the form of director and committee fees and chairmanship fees.
(2)	Amounts represent the grant date fair value of Independent Director stock options issued in 2012. For the assumptions used in calculating the value of these awards, see Note 8 to our consolidated financial statements included in Item 15 of our Report on Form 10-K filed on March 18, 2013.
(3)	Mr. Mirabelli did not stand for re-election to the Board at the annual meeting held on December 14, 2012.

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The following represents the number of options granted to each Independent Director in 2012 and the total number of options held by each Independent Director as of December 31, 2012.

Name	Options Granted 2012	2012 Vested Options	Option Exercise Price ($)	Option Expiration Date	Total Options outstanding as of December 31, 2012
Burton J. Haynes	50,000	50,000	3.02	4/5/22
	50,000	50,000	3.20	10/22/22	200,000

Christopher C. Chapman, M.D.	50,000	50,000	3.02	4/5/22
	50,000	50,000	3.93	9/22/22	525,000

Neil L. Chayet	50,000	50,000	3.02	4/5/22
	50,000	50,000	3.78	9/7/22	425,000

Ralph B Everett	50,000	-	3.26	12/14/22	50,000

Mario V. Mirabelli(1)	50,000	50,000	3.02	4/5/22
	50,000	50,000	4.03	7/8/22	200,000

(1)	Mr. Mirabelli did not stand for re-election to the Board at the annual meeting held on December 14, 2012.

Compensation Committee Interlocks and Insider Participation

No member of our Board of Director’s Compensation Committee, each of whom is listed under “Compensation Committee Report,” has served as one of our officers or employees at any time. None of our executive officers served during 2012 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of October 30, 2013 certain information with respect to the beneficial ownership of our Company’s common stock by each beneficial owner of more than 5% of our Company’s voting securities, each director and each Named Executive Officer, and all directors and executive officers of our Company as a group. As of October 30, 2013, there were 169,122,155 shares of our Company’s common stock outstanding.

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Name	Shares Beneficially Owned(1)	Percentage Owned(2)
Named Executive Officers
Park A. Dodd, III(3)	395,000	*
Paul L. Perito(4)	6,455,000	3.7%
Robert E. Pokusa(5)	273,558	*
Jonnie R. Williams, Sr.(6)	17,361,210	9.8%
David Dean(7)	891,398	*
Directors Who Are Not Named Executive Officers
Christopher C. Chapman, Jr., M.D.(8)	575,000	*
Neil Chayet(9)	479,000	*
Ralph B. Everett (10)	0	*
Burton J. Haynes(11)	294,700	*
All Directors and Executive Officers as a Group (10 Persons)(12)	27,474,866	14.9%
Director Nominees(13)
Thomas L. Wilson	32,000	*
Michael J. Mullan, MBBS (M.D.), Ph.D.	0	*
Benjamin M. Dent	0	*
Scott P. Sensenbrenner	0	*
Naomi Whittel	0	*
Other Beneficial Owners of 5% or More of the Outstanding Common Stock of the Company
Tradewinds Investment Management, LP(14)	21,825,492	12.9%
John Joseph McKeon (15)	14,473,000	8.6%

* Denotes less than 1% beneficial ownership.

(1)	Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them. Unless otherwise noted, the address for each of the above stockholders is c/o Star Scientific, Inc., 4470 Cox Road, Suite 110, Glen Allen, Virginia, 23060.

(2)	The “Percentage Owned” calculations are based on the outstanding shares of our common stock as of October 30, 2013.

(3)	Includes 385,000 shares that Mr. Dodd has the right to acquire upon exercise of stock options and 10,000 shares held by Mr. Dodd.

(4)	Includes 1,881,000 shares held by Mr. Perito, 50,000 shares that Mr. Perito has the right to acquire upon exercise of a warrant, 4,475,000 shares which Mr. Perito has the right to acquire upon exercise of stock options, and an aggregate of 49,000 shares held by his children or in trust for the benefit of his children, of which Mr. Perito disclaims beneficial ownership.

(5)	Includes 13,558 shares held by Mr. Pokusa and 260,000 shares that Mr. Pokusa has the right to acquire upon exercise of stock options.

(6)	Includes 9,828,544 shares held by Mr. Williams, 2,597,666 shares that Mr. Williams has the right to acquire upon exercise of warrants, and 4,935,000 shares that Mr. Williams has the right to acquire upon exercise of stock options. Mr. Williams’ beneficial ownership is based solely on publicly available information as filed with the SEC and our Company records. In addition, we are aware that according to note and pledge agreements dated June 26, 2009, December 16, 2010 and December 19, 2012, Mr. Williams pledged a total of 8,327,468 shares of our common stock under the notes. As the status of Mr. Williams’ beneficial ownership of our securities is subject to further review, Mr. Williams has indicated that he will abstain from exercising voting power over 8,327,468 shares of our common stock.

(7)

Includes 151,742 shares held by Mr. Dean, 1,100 shares held by Mr. Dean’s wife, 238,556 shares held in an individual retirement account, and 500,000 shares that Mr. Dean has the right to acquire upon exercise of stock options.

(8)	Includes 575,000 shares that Dr. Chapman has the right to acquire upon exercise of stock options.

(9)

Includes 2,000 shares held by Mr. Chayet, 2,000 shares that Mr. Chayet has the right to acquire upon exercise of a warrant and 475,000 shares that Mr. Chayet has the right to acquire upon exercise of stock options.

(10)	Mr. Everett was granted a stock option for 50,000 shares upon his election to our Board of Directors at our Annual Meeting held on December 14, 2012. Those option shares will vest in 25,000 share increments on December 14, 2013 and December 14, 2014, respectively.

(11)	Includes 10,000 shares held by Mr. Haynes, 10,000 shares that Mr. Haynes has the right to acquire upon exercise of a warrant, 24,700 shares held by Mr. Haynes in an individual retirement account and 250,000 shares that Mr. Haynes has the right to acquire upon exercise of stock options.

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(12)	Includes 12,210,200 shares of common stock, 12,605,000 shares of common stock that the directors and officers have the right to acquire upon the exercise of options and 2,659,666 shares of common stock that the directors and officers have the right to acquire upon exercise of warrants.

(13)	Each of our Independent Directors is granted a stock option to purchase up to 50,000 shares of our common stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. As an annual retainer, each Independent Director additionally receives a stock option to purchase up to 50,000 shares of our common stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately.

(14)	Based solely on reported filings and representation from Tradewinds Management and other filings, includes 21,825,492 shares for which Tradewinds Master Fund (BVI) Ltd., Feehan Partners, L.P. and P.V. Partners, L.P. share voting and dispositive power. Robert W. Scannell is a director of Tradewinds Master Fund (BVI) Ltd. and the General Partner of Feehan Partners, L.P. and has voting and investment power over each entity’s respective securities. Scott P. Peters is a director of Tradewinds Master Fund (BVI) Ltd. and the General Partner of P.V. Partners, L.P. and has voting and investment power over each entity’s respective securities. Tradewinds Master Fund (BVI) Ltd. is a business company organized in the British Virgin Islands. Tradewinds Investment Management, L.P. is its investment manager pursuant to an investment management agreement over which Messrs. Scannell and Peters exercise voting and investment authority and control. Mr. Peters disclaims beneficial ownership of and receives no pecuniary interest from the securities held by Feehan Partners, L.P., which are held for the benefit of Mr. Scannell, and Mr. Scannell disclaims beneficial ownership of and receives no pecuniary interest from the securities held by P.V. Partners, L.P. and the securities held in Mr. Peters’ retirement accounts, in each case, which are held for the benefit of Mr. Peters. The address for these stockholders is c/o Tradewinds Investment Management, L.P. Three Harbor Drive, Suite 213, Sausalito, California 94965.

(15)	Based solely on the reporting person’s Schedule 13G/A filed on January 22, 2013, reflecting 14,473,000 shares for which Mr. McKeon has sole voting or dispositive power. The address for this stockholder, as set forth in the Schedule 13G/A, is 2630 Harbourside Dr., Longboat Key, FL 34228.

Plan Information

The following table provides certain information as of December 31, 2012, with respect to our equity compensation plans under which our common stock is authorized for issuance:

	Number of Shares to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Column a)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	17,595,000	$2.73	2,053,141

EXECUTIVE OFFICERS

Set forth below are the names and biographical information for each of our existing or proposed new executive officers who is not also a director.

Christopher C. Chapman, 61. For biographical information on Christopher C. Chapman, see “Nominees for Election at the Annual Meeting.”

David M. Dean, 53, has served as Vice President of Sales and Marketing of our Company since November 1999 and as President of Star Tobacco since February 2010. From 1998 to October 1999, he served as a Principal of Group Insurance Concepts of Virginia, L.L.C., an employee benefits consulting firm and an affiliate of Northwestern Mutual. From 1984 to 1998, Mr. Dean was employed with Trigon Blue Cross/Blue Shield in Richmond, Virginia, where he held a variety of executive positions over a 14 year period, including Vice President of the Eastern Region from 1994 to 1996, Vice President of Sales from 1996 to 1997, and Vice President of Sales and Account Management for the Eastern and Western Regions from 1997 to 1998. Trigon Blue Cross/Blue Shield was the largest health insurer in Virginia and was purchased during 2002 by Anthem. Mr. Dean is a graduate of Elon College.

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Park A. Dodd, III, 60, has served as our Company’s Chief Financial Officer, Treasurer, and Assistant Secretary since October 2007. Mr. Dodd was a special advisor to our Company from May 2007 until assuming the role as Chief Financial Officer in October 2007. Mr. Dodd’s experience includes more than 30 years in strategic financial planning and accounting. From 1980 to 2000, he held a number of management positions with Philip Morris, Inc., with increasing responsibilities in accounting and reporting, business decision support, financial planning and analysis during that time, including his service as Senior Manager and Director of Financial Planning and Analysis from 1992 to 1998 and Director of Finance Reengineering and Technology Upgrade from 1998 to 2000. Mr. Dodd was special advisor to the Chief Financial Officer of the United States Olympic Committee during 2000, and from 2001 to 2005 he served as Director in Accounting and Reporting of Capital One Financial Corporation in Richmond, Virginia. Between 2005 and the end of 2009, Mr. Dodd was a partner with Tatum, LLC, a national executive services firm that specializes in providing interim financial leadership to client organizations. Mr. Dodd received an undergraduate degree in Accounting from Virginia Tech in 1975 and an MBA from Virginia Commonwealth University in 1986. He is a licensed Certified Public Accountant in the State of Virginia.

Michael J. Mullan, 57. For biographical information on Michael J. Mullan, see “Nominees for Election at the Annual Meeting.”

Paul L. Perito, 76, is our company’s President and Chief Operating Officer and has served in that capacity since November 1999. He has served as a member of our Board of Directors since December 1999 and as the Chairman of our Board of Directors since August 2000. Mr. Perito served as our company’s Executive Vice President, General Counsel, and Chief Ethics Officer from June 1999 through November 1999. Previously, Mr. Perito was a senior partner in the law firm of Paul, Hastings, Janofsky & Walker LLP, or PHJ&W, from July 1991 until June 1999 when he became a senior counsel to the firm at the time he joined our company. Mr. Perito resigned his position as senior counsel to PHJ&W as of March 31, 2001, after serving as National Co-Chair of the White Collar Corporate Defense Practice Group at PHJ&W since 1991, and Chair of the Litigation Department in that firm’s Washington, D.C. office since 1995. Prior to his re-entry into private practice, he served as Chief Counsel and Deputy Director of the White House Special Action Office on Drug Abuse Prevention from 1971 to 1973. Mr. Perito was confirmed by the Senate for that position in March 1972. From 1970 to 1971, Mr. Perito served as Chief Counsel and Staff Director to the U.S. House of Representatives Select Committee on Crime. Immediately prior to serving the Congress, Mr. Perito was an Assistant United States Attorney in the Southern District of New York, U.S. Department of Justice from 1966 to 1970. Mr. Perito graduated from Tufts University, Magna Cum Laude and Phi Beta Kappa, and from the Harvard Law School. Mr. Perito was a Rotary International Scholar at the Victoria University of Manchester in Manchester, England, and in Lund University, Lund, Sweden, in P.P.E. in 1960-1961 before entering Harvard Law School. Mr. Perito graduated from Harvard Law School (LLB/JD), as an Edward John Noble Scholar, in 1964 and was thereafter admitted to the Bar of the Commonwealth of Massachusetts. He is also a member of the District of Columbia Bar and is admitted to practice in numerous federal District Courts, Courts of Appeal, and the United States Supreme Court. Mr. Perito was the President of the Harvard Law School Association of the District of Columbia from 1990 to 2010 and is now Chair Emeritus. He is also a member of the Executive Committee of the Harvard Law School Association and was Secretary to the Harvard Law School Association for approximately 15 years. In June 2010, Mr. Perito was elected First Vice President of the Harvard Law School Association for a two-year term and assumed the role of President of that association in June 2012 for a two-year term. He served as Chairman of the Harvard Law School Class of 1964 Reunion and Fund Committees from 1995 to 2010 and served as Co-Chair of the World Alumni Congress in 2006-2007, and Class Agent for the Harvard Law School Fund in 2006-2007. Mr. Perito was Chair of the Harvard Law School 45th Reunion Committee and Co-Chair of the Gift Committee Class of 1964. Mr. Perito is a member of the International Board of Overseers of Tufts University and a former member of the Board of Georgetown Visitation Preparatory School in Washington, D.C.

Robert E. Pokusa, 62, has served as our Company’s General Counsel and Secretary since March 2001. From 1991 until joining our Company, he was associated with Paul, Hastings, Janofsky & Walker LLP during which time he worked on a number of matters for our Company and concentrated his practice in the areas of complex civil litigation and administrative law. From 1980 to 1991, Mr. Pokusa was associated with the law firms of Perito, Duerk & Carlson; Finley, Kumble, Wagner, Hiney, Underburg, Manley, Meyerson & Casey, and Washington, Perito and Dubuc. Mr. Pokusa received his Bachelor of Arts Degree from Montclair State University and his law degree from The American University, Washington College of Law. He is a member of the Virginia and District of Columbia bars.

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Jonnie R. Williams, 58, has served as our company’s Chief Executive Officer since November 1999 and has served as a member of our Board of Directors since October 1998. Mr. Williams was one of the original founders of Star Tobacco, our company’s wholly owned subsidiary, and served as its Chief Operating Officer and Executive Vice President until July 1999. On July 1, 1999, in order to concentrate on the expanding demands of our company’s sales and new product development, Mr. Williams resigned from his positions with Star Tobacco initially to assume the primary responsibilities of Director of Product Development and Sales of our Company and then the position of Chief Executive Officer. Mr. Williams, a principal stockholder of our company, is also the inventor of the StarCured ® tobacco curing process for preventing or significantly retarding the formation of our low tobacco specific nitrosamine, or “TSNA,” in tobacco and tobacco smoke. He also has been actively involved in our recent product initiatives involving the use of anatabine citrate as a dietary ingredient and potentially as a pharmaceutical ingredient, Mr. Williams has been involved in venture capital start-up bio-tech companies where he has been either a major shareholder or a co-founder of the following companies: LaserSight, LaserVision and VISX. Mr. Williams is also one of the owners of Regent Court Technologies LLC and was a principal in Jonnie Williams Venture Capital Corp.

Curtis Wright, M.D., MPH, 63, has served as Senior Vice-President, Medical/Clinical Director of our pharmaceutical subsidiary, Rock Creek Pharmaceuticals, Inc. since February 2008. Dr. Wright previously served as Vice President of Clinical and Regulatory Affairs for Adolor Corporation from 1997 to 1998, and Executive Director, Medical Affairs and subsequently Executive Director of Risk Assessment for Purdue Pharma from 1998 to 2004. Immediately prior to joining Rock Creek Pharmaceuticals, Inc., Dr. Wright served as Executive Vice President for Risk Management and Regulatory Affairs at Javelin Pharmaceuticals, Inc., Cambridge, Massachusetts from 2004 to 2008. Dr. Wright’s career at the FDA, from 1989 through October 1997, included multiple senior scientific positions in the Center for Drug Evaluation and Research, including Deputy Director, and subsequently, Acting Director of his division. Dr. Wright received his medical degree, with distinction, from George Washington University and received a master’s degree in Public Health from the John Hopkins University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Explanatory Note to Compensation Discussion and Analysis

This Compensation Discussion and Analysis is divided into two parts: The first part relates to certain actions taken by our Compensation Committee and Board of Directors as related to the corporate transition matters discussed in this Proxy Statement. (See “Background to Corporate Transition Matters” above). In connection with these matters, our Compensation Committee and independent members of our Board of Directors considered, and took action with respect to, compensation arrangements applicable to Drs. Chapman and Mullan. These actions are discussed in more detail below under “Compensation Matters Related to Corporate Transition Matters.” The remainder of this Compensation Discussion and Analysis, captioned “Compensation Matters Related to 2012 Fiscal Year,” addresses compensation matters related to our 2012 fiscal year and is substantially identical to the Compensation Discussion and Analysis that was included in our Amendment No. 1 to our Annual Report on Form 10-K/A for 2012 that was previously filed with the SEC on April 30, 2013.

Compensation Matters Related to Corporate Transition Matters

As discussed above under “Background to Corporate Transition Matters,” we intend to implement a number of corporate transition actions effective upon, or shortly following, the election of the New Board at the Annual Meeting. As part of the corporate transition matters, we intend to enter into compensation arrangements with Drs. Chapman and Mullan. The terms of these arrangements (which have been set forth in executed terms sheets between the Company and Drs. Chapman and Mullan) have been reviewed, considered and approved by the Compensation Committee, as well as the our Board of Directors (except Dr. Chapman as related to his own compensation), and are expected to be executed promptly following the Annual Meeting. Certain of the terms of these arrangements are summarized below.

Dr. Mullan. If elected at the Annual Meeting, Dr. Mullan will become a nonindependent director of the Company. It is expected that, promptly following the Annual Meeting, the New Board will elect him as Chairman and Chief Executive Officer of the Company. In connection with his election as Chairman and Chief Executive Officer, Dr. Mullan is expected to execute an employment contract (the date of such execution, referred to as the “effective date”) with the Company that will include, among others, the following terms and conditions:

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•	A term of two years, subject to automatic one-year renewals unless either party provides six (6) months prior written notice;

•	Dr. Mullan will be permitted to continue with his business activities outside of his duties with our Company, but he will be required to spend substantially all of his work-related time on Company business;

•	A base salary of $600,000 for 2014 and $750,000 for 2015 (or such higher amount as may be approved by the New Board);

•	A cash bonus opportunity to receive $150,000, payable if certain products become available for sale by the Company within a specified period of time;

•	Two grants totaling 6,000,000 stock options to purchase our common stock, with 1,000,000 options being immediately vested and exercisable, and the remaining 5,000,000 options to vest over various periods of time depending upon certain performance goals being met or exceeded (the performance goals generally relate to the submission of IND filings, and commencement of trials with respect to such INDs, and Company operational and financial metrics);

•	An incentive opportunity to receive a separate payment in the amount of $2.5 million, depending upon certain performance goals (the same goals as discussed above) being met or exceeded, such payment to be settled in fully vested common stock of the Company;

•	Among other things, upon a change of control of our Company, Dr. Mullan would be entitled to receive a lump-sum payment of $2.5 million, and all of his then-outstanding equity awards would become fully vested and accelerate; upon a termination of Dr. Mullan’s employment without cause or with good reason, Dr. Mullan would be entitled to his salary and benefits for the remainder of his employment term, and all of his equity awards would be retained by him with the possibility of vesting depending on whether certain performance goals (the same goals as discussed above) are met or exceeded; upon a termination of Dr. Mullan’s employment for death or disability, Dr. Mullan would be entitled to continued salary and benefits that would have been payable during the one-year period immediately following death or disability and all of his then-outstanding equity awards would become fully vested and accelerate;

•	Dr. Mullan will be entitled to other benefits and perquisites (including an automobile allowance) made available to similarly-situated officers; and

•	A life insurance policy in the amount of $10 million.

In approving these compensation arrangements with Dr. Mullan, the Compensation Committee and Independent Directors considered the fact that Dr. Mullan is a global leader in the medical, pharmaceuticals and research fields. They also considered the fact that Dr. Mullan has directed extensive research into the Company’s anatabine compound, including an ongoing clinical study of supplementation of the Company’s anatabloc compound in Alzheimer’s patents. Until October 2013, Dr. Mullan served as President and Chief Executive Officer of the Roskamp Institute, and currently serves as Chief Executive Officer of the Roskamp Institute and Archer Pharmaceuticals, Inc. and President of Sci-Brain. He also has served in numerous directorship positions for medical research organizations, including the Roskamp Institute from 2003 to 2011, Roskamp Institute for Research of Alzheimers Disease and related Neuropsychiatric Disorders from 1998 to 2003 and the Memory Disorder Clinic from 1998 to 2003. Dr. Mullan’s understanding and knowledge of the approval and acceptance of pharmaceutical products (both from a regulatory and commercial perspective) as well as nutraceutical supplements made him an ideal candidate to lead the Company as it focuses its activities on the development, approval and sales of pharmaceutical products. The Compensation Committee and Independent Directors also understood that in order to entice an individual with the skills and talents of Dr. Mullan it would be necessary to provide a compensation package that would be attractive to Dr. Mullan and that would sufficiently align his interest with those of the Company both in terms of ownership of our stock and performance based compensation tied to the development and approval of pharmaceutical products and the future economic success of our current nutraceutical and cosmetic lines of products.

Dr. Chapman. If elected at the Annual Meeting, Dr. Chapman will become a nonindependent director of the Company. It is expected that, promptly following the Annual Meeting, the New Board will elect him as President of the Company. In connection with his election as President, Dr. Chapman is expected to execute an employment contract with the Company that will include, among others, the following terms and conditions:

•	A term of two years, subject to automatic one-year renewals unless either party provides six (6) months prior written notice;

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•	Dr. Chapman will be permitted to continue his work with Chapman Pharmaceutical Consulting and Chapman Pharmaceutical Health Foundation, but will be required to devote a substantial portion of his time on Company business;

•	A base salary of $300,000 for 2014 and $375,000 for 2015 (or such higher amount as may be approved by the New Board);

•	A cash bonus opportunity to receive $75,000, payable if certain products become available for sale by the Company within a specified period of time;

•	A grant of 3,000,000 stock options to purchase our common stock, with 500,000 options being immediately vested and exercisable, and the remaining 2,500,000 options to vest over various periods of time depending upon certain performance goals being met or exceeded (these performance goals generally relate to the submission of IND filings, and commencement of trials with respect to such INDs, and Company operational and financial metrics);

•	An incentive opportunity to receive a separate payment in the amount of $1.25 million depending upon certain performance goals (the same goals as discussed above) being met or exceeded, such payment to be settled in fully vested common stock of the Company;

•	Among other things, upon a change of control of our Company, Dr. Chapman would be entitled to receive a lump-sum payment of $2.5 million, and all of his then-outstanding equity awards would become fully vested and accelerate; upon a termination of Dr. Chapman’s employment without cause or with good reason, Dr. Chapman would be entitled to his salary and benefits for the remainder of his employment term, and all of his equity awards would be retained by him with the possibility of vesting depending on whether certain performance goals (the same goals as discussed above) are met or exceeded; upon a termination of Dr. Chapman’s employment for death or disability Dr. Chapman would be entitled to continued salary and benefits that would have been payable during the one-year period immediately following death or disability, and all of his then-outstanding equity awards would become fully vested and accelerate;

•	Dr. Chapman would be entitled to other benefits and perquisites (including an automobile allowance) made available to similarly-situated officers; and

•	A life insurance policy in the amount of $5 million.

In approving these compensation arrangements with Dr. Chapman, the Compensation Committee and Independent Directors considered Dr. Chapman’s prior contribution to the Company as an Independent Director and his extensive experience in the commercial aspects of the development, approval process and marketing of pharmaceutical products, particularly as Director of Medical Affairs with Quintiles/BRI. Further, Dr. Chapman’s training as a physician and his experience in the biotech and pharmaceutical areas, particularly his experience in dealing with new drug applications, clinical studies and device submissions, led the Compensation Committee and Independent Directors to conclude that he could provide valuable assistance (at a senior management level) in connection with the development of pharmaceuticals and related products. As with Dr. Mullan, the Compensation Committee and Independent Directors understood that in order to entice an individual with the skills and talents of Dr. Chapman to join our Company as an executive officer, it would be necessary to provide a compensation package that would be attractive in terms of monetary value and that would align Dr. Chapman’s skills and interest with those of the Company through the potential for stock ownership in the Company and that also would provide performance based compensation tied to the development and approval of pharmaceutical products and the future economic success of our current nutraceutical and cosmetic lines of products.

Compensation Consultant

At the request of the Compensation Committee of our Existing Board, acting pursuant to its charter, the Company retained CompensationGPS with respect to the proposed terms of the employment agreements with Drs. Mullan and Chapman. CompensationGPS is an independent compensation consulting firm that had no previous relationships with either the Company or any of its directors and officers, and was retained at the request of the Compensation Committee solely in relation to the matters discussed above. Generally, the scope of CompensationGPS’ engagement was to provide the Compensation Committee with compensation data and other information as related to the proposed terms of Drs. Mullan’s and Chapman’s employment arrangements, including comparing such terms to both public and private companies in industries similar to the Company, and to advise the Compensation Committee as to the reasonableness of such terms. The Compensation Committee discussed and considered the information and advice provided by CompensationGPS, and recommended to the Board of Directors that such arrangements be approved.

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Expected Ongoing Roles of Messrs. Williams and Perito

If Dr. Mullan is elected as a director of the Company and subsequently elected Chief Executive Officer by the New Board, Mr. Williams will resign as our Chief Executive Officer, and he will no longer serve as either a director or officer of the Company.  Mr. Williams will continue as a non-executive employee of the Company for one year, with responsibilities including assisting in patent prosecutions, new product development efforts and other responsibilities as designated by Dr. Mullan or Dr. Chapman, and to do so under the terms and conditions of his current employment agreement (including his current reduced base salary of $1.00 per month). Mr. Williams has further indicated that, following the one-year period described above, he is willing to serve as a consultant to the Company to provide continued assistance with patent prosecutions and new product development. The terms of any such arrangement would be determined by Mr. Williams and the New Board.

Likewise, if Dr. Chapman is elected as a director of the Company and subsequently elected President by the New Board, Mr. Perito will resign as our President and Chief Operating Officer, and he will no longer serve in that capacity nor as a director of the Company.  Mr. Perito will continue as an officer (with the title of Vice President and Senior Counsel, Legal and Regulatory Affairs) of the Company for one year, with a primary role of managing the Company’s ongoing litigation, overseeing significant legal matters and assisting Drs. Mullan and Chapman as requested during the transition period and to do so under the terms and conditions of his current employment agreement (including his current reduced base salary of $500,000). Mr. Perito has further indicated that, following the one-year period described above, he is willing to remain with the Company in a similar capacity. The terms of any such arrangement would be determined by Mr. Perito and the New Board.

Compensation Matters Related to 2012 Fiscal Year

Our Company’s Named Executive Officers are Jonnie R. Williams, Sr., our Chief Executive Officer, Park A. Dodd, III, our Chief Financial Officer, Paul L. Perito, our Chairman, President and Chief Operating Officer, Robert E. Pokusa, our General Counsel and David M. Dean, our Vice President for Sales and Marketing. We collectively refer to these executive officers as the “Named Executives.” The following discussion summarizes the compensation awarded to the Named Executives or other executive officers during 2012.

Overview

Our mission as it has developed over the past several years has been to move away from the production of tobacco products in favor of promoting the use of certain alkaloids found in tobacco that appear to be beneficial in assisting in maintaining a healthy metabolism and potentially in treating a range of neurological and other conditions. In this regard, we have been focused on the development of non-nicotine, non-tobacco supplements that provide viable alternatives to tobacco products and anti-inflammatory support, related pharmaceutical products and the licensing of our Company’s low-TSNA curing technology and our other technology. In particular, over the last several years we have been engaged in the production of several nutraceutical, supplements that are marketed under the brand names Anatabloc ® and CigRx ® and the development of related pharmaceutical products that are designed to treat a range of conditions, including Alzheimer’s disease, Parkinson’s disease, multiple sclerosis, schizophrenia, depression and tobacco dependence. We ceased manufacturing and selling our low-TSNA dissolvable tobacco products as of December 31, 2012 and are no longer manufacturing or selling any tobacco products. However, based on our prior work in this area, we believe we are uniquely positioned to pursue a range of licensing opportunities relating to our patented tobacco curing technology and low-TSNA products.

Currently, our revenues are being derived almost exclusively from the sale of our anatabine-based nutraceutical products and a cosmetic line of products that also utilizes our anatabine compound. As we have worked to achieve our corporate objectives over the years, we initially utilized our Company’s technology in producing low-TSNA tobacco as a platform to provide a base of financial support for our intellectual property, licensing and development initiatives. Since 2007, we have shifted the focus of our efforts to nutraceuticals and the development of related pharmaceutical products.

Over the years, we also have sought to develop a sophisticated superstructure for our innovative, technology-based company that could interact at all levels of the government, regulatory, medical and industrial sectors on a broad range of issues relating to the promotion of a healthy metabolism and lifestyle. To achieve this objective, our Company sought a Chief Executive Officer in 1999 who could oversee our Company’s existing business and facilitate the kind of capital raising initiatives and investor support necessary to promote an aggressive and far-ranging approach to the issues facing our Company, including the potential of certain alkaloids found in tobacco to play a role in maintaining a healthy metabolism and in the treatment of a range of neurological and other conditions.

Our Company also made efforts to identify and hire a President and Chief Operating Officer with a substantial legislative, regulatory and litigation background and who had relationships with the relevant scientific and research communities that are critical to our goals and objectives. We felt that this individual should be able to coordinate our Company’s intellectual property and litigation efforts, interact at the highest levels of the federal government on a wide variety of health and legal issues including those involved in the regulation of products by the FDA and be in a position to enlist other individuals as employees and consultants to assist in those initiatives. With the incorporation of our Rock Creek subsidiary in 2007, we also sought to identify and hire an individual who could spearhead our development of nutraceuticals and pharmaceuticals which had evolved from our prior investigation of certain alkaloids in tobacco. Further, we worked to staff key executive positions in sales and marketing, finance, legal, investor relations and medical research with individuals who would complement our Company’s senior management and provide a level of expertise that would minimize the need to procure those services through external third parties. Because we initially set out to be a force for change in the tobacco industry and to promote a healthy metabolism, we understood that our Company needed to be able to attract and maintain a high-caliber group of executives to further these goals and objective.

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Compensation Objectives

In establishing compensation for our Company’s executive officers, we have sought to:

attract and retain individuals of superior ability and managerial talent;

ensure that the compensation for senior executive officers is aligned with our Company’s corporate strategies, business objectives and long-term interests; and

enhance the incentive of our Company’s executive officers to maximize shareholder value by providing opportunities for direct ownership in our Company through awards of stock options and stock grants.

Over the last eleven years, our Company has experienced operating losses on an annual basis, and, accordingly, since 2002 we have chosen to maintain our executive officers base salary at levels that existed at that time or at levels that were established when certain of our executive officers first joined our Company (see “Base Salary” below for a discussion of recent voluntary reductions in base salary levels for certain of our Named Executives). As a result, during the period 2002 through April 2012, we had not utilized an incentive-based salary structure as a means of determining salary levels for our executive officers or other employees. Except for nominal amounts, and for an initial signing bonus in the case of Curtis Wright, M.D., MPH, who joined our Company in March 2008 as Senior Vice President, Medical/Clinical Director of Rock Creek, no cash bonuses were paid to executive officers during the period 2002 to April 2012. In April 2012 our Board of Directors, upon recommendation of the Compensation Committee, approved the payment of cash bonuses in an aggregate amount of $270,000 to ten of our employees, including four of our executive officers, in recognition of their efforts in connection with the successful introduction of our Anatabloc® dietary supplement. This included awards of $75,000 to David Dean, $10,000 to Robert E. Pokusa and $5,000 to Park A. Dodd, III, three of our Named Executives. The Board of Directors also approved an incentive bonus plan for David Dean under which, beginning in March 2012, he is receiving a commission of one-half of one percent of gross sales of our Anatabloc ® product and will be entitled to target bonuses of $10,000, $20,000, $50,000 and $100,000 when Anatabloc ® sales reach gross revenues of $10 million, $20 million, $50 million and $100 million, respectively.

 From 2003 until May 2008, we did not issue any stock options or stock grants to our Company’s executive officers, except as noted below in the case of Park A. Dodd, III and Dr. Wright, in each case upon their commencement of service to our Company. However, in May 2008 and April 2010, our Board of Directors, based on the recommendation of the Compensation Committee, awarded a total of 1,625,000 and 3,590,000 stock options, respectively, to several employees, executive officers, one consultant and our Independent Board members. The 2010 awards included 1,250,000 stock options issued to Messrs. Perito and Williams, respectively, 200,000 stock options issued to Dr. Wright and 50,000 stock options issued to Mr. Dodd. Those stock options were awarded in recognition of their continued contributions towards our Company’s goals and objectives, particularly the product development initiatives of Rock Creek. On January 31, 2011, our Board of Directors on recommendation of the Compensation Committee awarded a total of 604,000 stock options to three employees who had an equal number of stock options expire during 2010, including one of our Named Executives, David Dean. Also, on March 14, 2011, our Board of Directors, upon recommendation of the Compensation Committee, approved an additional award of stock options to Messrs. Perito and Williams, and Dr. Wright in the amount of 4,000,000, 4,900,000 and 300,000 stock options respectively, as part of new employment agreements entered into with them at that time. Each of those stock options was subject to performance based vesting criteria and, in the case of the stock option grants to Messrs. Perito and Williams, stockholder approval. In 2011, the stock option grant to Dr. Wright vested with the introduction of our Anatabloc ® dietary supplement and sixty-five percent of the stock options granted to Messrs. Perito and Williams vested based on their meeting performance criteria in their employment agreement and stockholder approval of the grants which occurred at our Annual Meeting held on December 16, 2011. As of December 31, 2012, the remaining thirty-five percent of the stock options granted to Messrs. Perito and Williams in 2011 had not vested. In April 2012, our Board of Directors, upon recommendation of the Compensation Committee, approved the award of an aggregate of 570,000 stock options in varying amounts to ten of our employees, including grants of 150,000 stock options to David Dean and 35,000 stock options to each of Robert E. Pokusa and Park A. Dodd, III, three of our Named Executives, in recognition of their efforts in connection with the successful introduction of our Anatabloc® product.

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In conducting our risk assessment analysis of employee compensation policies and practices, including those for our Named Executives, we have taken into account the fact that our compensation levels through April 2012 have been limited to base salary and benefits and have not been tied to additional compensation in the form of salary or cash bonus payments for meeting specific performance objectives. Since 2008, we have issued stock options to our Named Executives and other employees; however, except for the stock option grants to Messrs. Perito and Williams and Dr. Wright in 2011, those stock option grants have vested at the time of issuance and have not been tied to performance criteria. The stock options issued to Messrs. Perito and Williams and Dr. Wright in 2011 were subject to performance-based vesting requirements, but those requirements are tied to corporate objects that are aligned to our Company’s overall corporate mission, as opposed to specific individual performance criteria. Further, the decision to issue performance based stock options was based, in part, on our Company’s determination that it would continue its previous policy of maintaining salary levels at prior-year levels and, in the case of Messrs. Williams and Perito, providing our Board of Directors with the discretion to make any adjustment to their current salary levels as the Board deems appropriate. In the case of the incentive bonus plan established in April 2012 for David Dean, our Vice President of Sales and Marketing, that bonus plan is discretionary and may be terminated at any time by our Board of Directors. Also, these bonus payments are tied to sales of our Anatabloc® dietary supplement, which has been a principal focus of our Company’s sales efforts since the introduction of Anatabloc® in 2011, and increases in Anatabloc® sales are thus aligned to our Company’s overall corporate mission. Based on those considerations, we have concluded that our employee compensation policies and practices, including those applicable to our Named Executives, do not create risks that are reasonably likely to have a material adverse effect on us and do not result in an incentive for our Named Executives to take undue risk in order to increase their levels of compensation.

Our compensation determinations have been driven primarily by considerations relating to the ability to attract and retain individuals who could help our Company carry out its long-term objectives to promote the maintenance of a healthy metabolism and lifestyle. The determinations also have involved an assessment of our Company’s progress in obtaining and protecting the intellectual property to which we are the exclusive owner or licensee, and the licensing of that technology, our success in introducing to the market nutraceuticals and pharmaceuticals through Rock Creek, and our success in generating revenue from the licensing of our proprietary technology.

Our Board of Directors has provided its Compensation Committee the primary authority to determine the compensation awards available to our Company’s executive officers and the Compensation Committee, in turn, makes recommendations on compensation levels to the Board of Directors for its approval after undertaking an analysis of appropriate levels of compensation for our executive officers. To aid the Compensation Committee in making its determinations, on a yearly basis the Compensation Committee is provided an analysis of the compensation levels of our executive officers based on the review of job functions and job responsibilities that have been assumed by particular executive officers and compensation ranges available in comparable positions for individuals with like training and experience. The analysis is prepared by our Company’s General Counsel working with our Chief Operating Officer and with input from outside counsel. Our Chief Executive Officer and Chief Operating Officer also provide recommendations, as appropriate, regarding compensation for all executive officers, including themselves. Our Company has not engaged a compensation consultant to undertake this analysis. Given our Company’s unique position in the area of developing nutraceuticals and pharmaceuticals based on our experience in dealing with non-nicotine alkaloids found in tobacco, we have not used benchmarks from the tobacco industry in setting compensation levels for our Company’s most senior executives. Instead, the Compensation Committee has considered general market information for similar senior level executives in setting base compensation, including an analysis of salary levels and benefits for executives in the manufacturing sector in the relevant geographic markets (Richmond, Virginia, Washington, D.C. and Boston, Massachusetts).

We have utilized a comparison to the manufacturing sector since our Company over the past decade has been involved in development and manufacturer of a number of novel products utilizing our low-TSNA curing technology as well as dietary supplements based on the anti-inflammatory properties of anatabine. In August 2010, through our Rock Creek subsidiary, we introduced our non-nicotine, non-tobacco nutraceutical (CigRx ®) and in August 2011, introduced another non-nicotine nutraceutical for anti-inflammatory support (Anatabloc ® ). Currently, sales of our dietary supplement products constitute the majority of our revenue. In addition to Rock Creek’s sale of Anatabloc ® and CigRx ®, we intend in the future to manufacture other nutraceuticals and pharmaceuticals through Rock Creek, and in September 2012, we introduced an Anatabloc ® Facial Crème cosmetic and in March 2013 Anatabloc ® Facial Serum. Given the current focus of our Company on maintaining a healthy metabolism, going forward we expect we will consider the appropriate industry comparison based on the mix of products being sold by our Company. In the case of our Company’s Chief Operating Officer and General Counsel, the Compensation Committee also has undertaken an analysis of compensation for senior partners at major law firms in the Washington, D.C. area, given the background of our Chief Operating Officer and General Counsel in the litigation, regulatory and legislative areas and their active involvement in implementing and coordinating our Company’s activities in these areas. The general market information is publicly available aggregated pooled data and, while the Compensation Committee reviews the general market information, it does not see the identity of any of the surveyed companies. Further, the analysis has focused on the extent to which executive officers have assumed multiple functions relating to various aspects of our Company’s mission and long-term objectives that in different circumstances likely would have been assumed by other employees. Also, the Compensation Committee considers other factors such as the seniority of our senior executives, and for newer hires, the executive’s base salary at his/her prior place of employment, the duties and responsibilities that the individual will be assuming, the availability of other well-qualified candidates that would be available to carry out our Company’s goals and objectives, and the compensation level a potential executive would be able to demand in a similar position with another company or institution. The Compensation Committee reviews the information provided by management and makes its recommendation to the Board of Directors with respect to appropriate compensation levels.

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In 2011, our Company entered into new employment contracts with Messrs. Perito and Williams that had initial terms through December 31, 2012. Those contracts were continued on a month-to-month basis in December 2012, based on the recommendation of the Compensation Committee and the approval of our Board of Directors. At the same time, the Compensation Committee and Board of Directors ratified the voluntary decision of our Chief Executive Officer, Mr. Williams, to reduce his salary to $1.00 per month beginning in January 2013 until our Company becomes profitable.

Base Salary

In 2012, the base salary for each of our executive officers, except for Messrs. Perito and Williams and Dr. Wright, were set in accordance with the terms of contracts that were entered into in years prior to 2010 and have been continued without any change in base salary on a month-to-month basis. In Dr. Wright’s case, his base salary was increased by $30,000 from $300,000 to $330,000 at the time our Company entered into an amended and restated employment agreement with Dr. Wright in March 2011. In the case of Messrs. Perito and Williams their compensation is at the discretion of the Board and was initially set at $1 million per year in March 2011, consistent with the terms of their prior agreements. In November 2012, Mr. Williams voluntarily agreed to reduce his salary to $1.00 per month beginning in January 2013 until our Company becomes profitable and in February 2013, Mr. Perito voluntarily reduced his salary by $500,000 until our Company becomes profitable. Also, in February 2013, our General Counsel, Mr. Pokusa, and our Chief Financial Officer, Mr. Dodd, voluntarily agreed to reduce their salaries by $100,000 and $50,000, respectively, until our Company becomes profitable. Those decisions were ratified by the Compensation Committee and our Board in December 2012 as to our Chief Executive Officer, and in February 2013, as to our Chairman, President and Chief Operating Officer, General Counsel and Chief Financial Officer. As discussed above, in assessing compensation levels for all executive officers, the Compensation Committee has focused on the extent to which executive officers have been assuming multiple functions relating to our Company’s mission and long-term objectives. The Compensation Committee also has considered salary levels and benefits for executives in the manufacturing sector in the relevant geographic markets (Richmond, Virginia, Washington, D.C. and Boston, Massachusetts) and, in the case of our Company’s Chief Operating Officer and General Counsel, compensation levels for senior partners at major law firms in the Washington, D.C. area.

Ancillary Bonuses

In April 2012, three of our Named Executives, David Dean, Robert E. Pokusa and Park A. Dodd, III, received cash bonuses of $75,000, $10,000 and $5,000, respectively, as part of a one-time award of an aggregate of $270,000 in cash bonuses paid to a total of ten of our employees in recognition of their efforts in connection with the successful introduction of our Anatabloc ® dietary supplement. Previously, in 2008, an initial signing bonus in the amount of $100,000 was paid to Dr. Curtis Wright at the time he joined our Company as Senior Vice President, Medical/Clinical Director of Rock Creek. In January 2010 we entered into a new employment agreement with our Chief Financial Officer at the time he transitioned fully from Tatum Partners LLC. Under this agreement, Mr. Dodd received salary payments comparable to those that he received in 2009. Also, under his employment agreement, management agreed that, to the extent a cash bonus or stock award is made to our Chief Executive Officer or Chief Operating Officer, it would recommend to the Board/Compensation Committee that it consider a similar type of award to the Chief Financial Officer taking into account the differences in annualized salary and the contribution of the Chief Financial Officer to our Company’s success that resulted in the award to the Chief Executive Officer or Chief Operating Officer.

On an annual-basis, we have paid an ancillary holiday bonus in the amount of $1,500 to executive officers, except for our Company’s Chief Executive Officer, Chief Operating Officer and at times our Chief Financial Officer. An identical bonus has been paid to our other employees. Such bonuses have been paid as part of a long-standing holiday bonus policy and are not based on executive officers meeting achievement or performance goals.

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Discretionary Equity Incentive Awards

While our Board of Directors believes compensating our executive officers with equity awards helps align the interests of our executive officers with that of our shareholders and enhances the incentive of our Company’s executive officers to maximize shareholder value, our Board of Directors recognizes that the number of our shares owned by any director or executive is a personal decision and has not adopted a policy requiring ownership by directors or executives of a minimum number of our shares.

Our executive officers, along with our other employees, are eligible to participate in the award of stock options or restricted stock grants or stock appreciation rights under our 2000 Equity Incentive Plan, or “2000 Plan,” and our Incentive Award Plan. However, to date we have only granted stock options and not shares of restricted stock or stock appreciation rights to our executive officers.

On April 5, 2012, our Board of Directors, upon recommendation of our Compensation Committee, awarded a total of 570,000 stock options to ten of our employees, excluding our Chief Executive Officer and Chief Operating Officer, in recognition of their efforts in connection with the successful launch of our Anatabloc® dietary supplement. The awards, each of which has an exercise price of $3.02 per share, vested on the date of the grant and included awards of 150,000 stock options to David Dean and 35,000 stock options to each of Robert E. Pokusa and Park A. Dodd, III.

On January 31, 2011, our Board of Directors, on recommendation of the Compensation Committee, awarded a total of 604,000 stock options to three employees who had an equal number of stock options expire during 2010. Also, on March 14, 2011, our Board of Directors, upon recommendation of the Compensation Committee, approved an award of stock options to Messrs. Perito and Williams and Dr. Wright as part of new employment agreements entered into with these Named Executive Officers in the amount of 4,000,000, 4,9000,000 and 300,000 stock options respectively. The decision to grant Dr. Wright an additional stock option, as part of his amended and restated employment agreement, was based on the positive contributions made by Dr. Wright in terms of the development of our nutraceutical dietary supplements, the successful launch of CigRx ® in August 2010 and his work in connection with the development and testing of our Anatabloc ® product that was introduced into the market in August 2011. The award of stock options to Messrs. Perito and Williams was motivated by the fact that their March 2011 employment agreements do not include any provisions for incentive cash bonus awards, as opposed to earlier employment agreements, and left to the Board sole discretion to increase or decrease annual salary amounts for Messrs. Perito and Williams during the term of the agreements. Further, given the fact that the Board of Directors had not authorized any incentive cash awards for either Mr. Perito or Mr. Williams since 2002, the Compensation Committee and the Board of Directors determined that it was appropriate to issue additional stock option awards to Messrs. Perito and Williams that would reward their continuing efforts on behalf of the Company and incentivize their future performance. Also, the Compensation Committee and the Board of Directors, in making their award determination, took into account the fact that prior to 2008, Mr. Williams had never been granted stock options, and that Mr. Perito prior to 2008 had never been granted stock options, except as part of his initial employment agreement entered into when he joined the Company in 1999.

Each of the stock options granted to Dr. Wright and Messrs. Perito and Williams in 2011 was subject to performance-based vesting criteria and, in the case of the stock option grants to Messrs. Perito and Williams, stockholder approval. In 2011, the stock option grant to Dr. Wright vested with the introduction of our Anatabloc ® dietary supplement and sixty-five percent of the stock options granted to Messrs. Perito and Williams vested based on their meeting two of the performance criteria in their employment agreements and upon stockholder approval of the stock option grants by a margin of 81.6% of the votes cast for this proposal at our Annual Meeting held on December 16, 2011. The stock option grants for Messrs. Perito and Williams provide the following criteria for vesting upon the attainment of the performance goals, provided that not more than 100% of the stock options may become vested:

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		Percentage
Objective		Allocation
•	The introduction of Anatabloc® into the market for sale as a dietary supplement, following a successful clinical trial of the product and a related clinical study report by an independent third party issued by such party	80%
•	Gross sales of CigRx® surpass $1,000,000 on a cumulative basis	20%
•	Public stock of our Company’s common stock trades at above $5.00 at close of NASDAQ market on any one trading day(1)	50%
•	Our Company enters into an agreement with a major tobacco (including one of the top three U.S. tobacco companies) company for licensing and/or sale of one of its three BDL smokeless products and/or the licensing or sale of the current versions of Stonewall or Ariva	25%
•	Our Company enters into an agreement for the development of an isomer of its RCP006 compound as a drug product	20%
•	The United States Court of Appeals for the Federal Circuit reverses the jury verdict in favor of RJR and remands the case back to the Federal District Court for a retrial	40%
•	FDA, after review and consideration, acts favorably on any one of the three (3) pending Modified Risk Applications under §911 of the Tobacco Act of 2009 for our Company’s low-TSNA smokeless tobacco products	20%
•	The PTO rules in our Company’s favor on the two pending Reexamination Petitions addressing claims in the ‘649 and ‘401 patents(2)	15%
________________

(1)	On May 31, 2011, the closing price of a share of our common stock as reported on NASDAQ was $5.21.
(2)	On March 10, 2011, the PTO upheld our claims in the two patents at issue in the reexamination petitions.

 At December 31, 2012, there were 17,595,000 options issued and outstanding with a weighted average exercise price of $2.73 per share.

Benefits Plans

In order to attract and retain individuals who are capable of carrying out and enhancing our mission, we have provided certain benefits and perquisites to our senior executives that are comparable to those generally available to senior management and were available to those executives in previous positions. In the case of our Chief Executive Officer and Chief Operating Officer these benefits and perquisites have included the items listed below. Where noted, such benefits also have been provided to other executive officers:

reimbursement for life insurance coverage in the amount of $10 million for our Company’s Chief Executive Officer, $5 million for  our Chief Operating Officer and $1 million for our General Counsel;

additional disability insurance for our Chief Operating Officer and General Counsel;

a company automobile and reimbursement for all costs associated with the operation of the automobile for our Company’s Chief Executive Officer and Chief Operating Officer and reimbursement of automobile expenses for our Company’s Vice President of Sales and Marketing;

monthly or annual club membership dues for our Company’s Chief Executive Officer and Chief Operating Officer;

a mobile phone and phone costs for our Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Vice President of Sales and Marketing; and

Reimbursement for the cost of outside counsel retained by our Company’s Chief Executive Officer and/or Chief Operating Officer in connection with advice and counsel related to the negotiation, drafting, and execution of their employment agreements.

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Employment and Severance Arrangements

The executive employment agreements entered into with Messrs. Williams and Perito on March 14, 2011 continued through December 31, 2012 and contained identical severance provisions that provided for the payments of all salary, benefits, bonuses and other compensation that would be due through the term of the contract if the contract were terminated without “Cause” or if either Mr. Perito or Mr. Williams resigned for “Good Reason,” as set forth in the employment agreements. In December 2012, the executive employment agreements were amended to continue on a month-to-month basis. Under the amendments, the executive employment agreements may be terminated upon notice provided at least 15 days prior to the end of each monthly period. In the event of termination, Mr. Perito or Mr. Williams, as applicable, will be entitled to all salary, benefits, bonuses and other compensation that would be due thereunder through the end of the termination of his contract.

Under the terms of Mr. Pokusa’s employment agreement, at the conclusion of the initial three-year term in 2004, the agreement continued in place, but on a month-to-month basis. Pursuant to the terms of his employment agreement, Mr. Pokusa is entitled to severance payments equal to six (6) month’s salary in the event of his termination without cause. Those payments would be due on a monthly basis. Mr. Pokusa’s employment agreement has not been modified to eliminate severance because the agreement has continued under its original terms, although on a month-to-month basis. Under the terms of Mr. Dodd’s employment agreement he is entitled to severance payments equal to six months base salary, based on his average salary over the past twelve months or lesser period as applicable, in the event the agreement is terminated without “Cause” or for “Good Reason,” as defined in the agreement.

Any severance payments would be made at the same time and in the same manner as salary payments would have been paid to Mr. Dodd during the term of his agreement. The executive employment agreement with Mr. Dean was modified to eliminate any severance payments when his contract was continued on a month-to-month basis after expiration and in connection with the decision to limit Mr. Dean’s compensation at that time to his base salary payments and benefits.

Under the employment agreements with Messrs. Dean, Dodd, Perito, Pokusa and Williams, these Named Executives are subject to noncompetition covenants following the termination of employment as well as covenants relating to the treatment of confidential information disclosed to them during their employment with our Company. The noncompetition covenants prohibit the Named Executives from owning a company or accepting employment with an entity that competes in the same field as our Company or soliciting business of the same or similar type being carried on by our Company for a period of one year following termination of employment.

We believe that written agreements are in the best interest of our Company to retain our current executive officers, to attract prospective executive officers to our Company and to provide such individuals with assurances of continued salary and benefits in the event of the termination of their employment relationship. Absent such provisions, we believe that we would have difficulty attracting and retaining the type of executive officers that we believe are critical to our mission and long-term objectives. When we are in a position to enter into new contracts with our other Named Executive or other executive officers in the future, it is expected that such contracts will be for multiple-year terms and will contain provisions for base salary, and provisions covering a combination of some or all of bonuses, equity incentive awards and severance provisions.

Taxation of Executive Compensation

We seek to compensate our executive officers in a manner that is tax effective for our Company. As appropriate, we seek to structure these compensation arrangements, to the extent applicable, to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Consideration of “Say-on-Pay” Vote

Our Board of Directors recognizes the fundamental interest that our stockholders have in the compensation of our executive officers. At our 2012 annual meeting of stockholders, our stockholders approved, on an advisory basis, the compensation of our Named Executive Officers (a “say-on-pay proposal”) as disclosed in the Proxy Statement for such meeting. Our stockholders approved the say-on-pay proposal by the affirmative vote of 92.8% of the shares cast on that proposal. The Compensation Committee believes that this illustrates our stockholders’ support of our approach to executive compensation. The Compensation Committee will continue to consider the outcome of our Company’s say-on-pay proposals when making future compensation decisions for our executive officers. In addition, as previously disclosed, our Company’s Board of Directors has determined that it will hold an advisory vote on the compensation of our Company’s named executive officers annually until the next required vote on the frequency of stockholder votes on executive compensation, which will occur no later than our annual meeting of stockholders in 2017.

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Compensation Committee Report

The Compensation Committee held five meetings during fiscal year ended December 31, 2012. Based on our Company’s introduction of our Anatabloc® dietary supplement in 2011 and progress in 2012 in meeting goals relating to our nutraceutical, dietary supplements and the ongoing research and development activities of our Company’s Rock Creek subsidiary, the Compensation Committee determined that our Company’s current compensation levels were appropriate, as were the additional cash bonuses and stock option awards issued in April 2012. The Compensation Committee also subsequently ratified the voluntary action by the Company’s Chief Executive Officer, Chairman, President and Chief Operating Officer, General Counsel and Chief Financial Officer to voluntarily reduce their salaries until our Company is profitable and has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2012. Based upon such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Report. Additionally, based on such review, the Compensation has determined that the current levels of compensation of our executive officers are appropriate given their experience, job responsibilities and the diverse management roles that have been assumed by the executive officers.

Christopher C. Chapman, M.D. (Chairman)

Neil L. Chayet, Esquire

Burton J. Haynes, Esquire

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that our Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

The following table summarizes the compensation paid to the Named Executives employed by our Company during 2010, 2011 and 2012, for services rendered in all capacities to our Company and its subsidiaries.

SUMMARY COMPENSATION TABLE FOR 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Options ($)(2)	All Other Compensation ($)		Total($)
Jonnie R. Williams, Sr.	2010	1,000,000	-	2,858,625	95,158		3,953,783
Chief Executive Officer	2011	1,000,000	-	7,971,363	117,641		9,089,004
	2012	1,000,000	-	-	148,443	(3)	1,148,443

Park A. Dodd, III	2010	221,483	1,500	114,345	5,342		342,670
Chief Financial Officer	2011	246,019	1,500	-	11,025		247,519
	2012	279,791	6,500	83,755	12,750	(4)	382,796

Paul L. Perito	2010	1,000,000	-	2,858,625	236,833		4,095,458
Chairman, President and	2011	1,000,000	-	6,507,235	220,750		7,727,985
Chief Operating Officer	2012	1,000,000	-	-	338,180	(5)	1,338,180

Robert E. Pokusa	2010	385,000	1,500	-	17,815		404,315
General Counsel	2011	385,000	1,500	-	17,290		403,790
	2012	385,000	11,500	83,755	18,763	(6)	509,013

David Dean	2010	295,000	1,500	-	25,842		322,342
Vice President Sales and	2011	295,000	1,500	451,500	28,977		776,977
Marketing	2012	295,000	100,761	358,950	63,007	(7)	817,718

(1)	Represents our Company’s yearly Holiday bonus of $1,500 paid to all employees, except our Chief Executive Officer and Chief Operating Officer. Also, our Chief Financial Officer, General Counsel and Vice President of Sales and Marketing received one-time performance bonuses in 2012 of $75,000, $10,000 and $5,000, respectively, relating to the successful introduction of Anatabloc® and our Vice President Sales and Marketing received $24,261 in sale commission for Anatabloc® sales.
(2)	Amounts represent the grant date fair value of the stock options issued in the respective year. For the assumptions used in calculating the value of this award, see Note 8 to our consolidated financial statements included in Item 15 of our Annual Report on Form 10-K filed on March 18, 2013.
(3)	Represents $65,670 in automobile expenses, $55,130 in life insurance premiums and $27,643 in club memberships.
(4)	Represents matching contributions by our Company under our 401(k) Plan.
(5)	Represents $49,042 in automobile expenses, $266,762 in life and disability insurance premiums and $22,376 in club memberships.
(6)	Represents $6,013 in life and disability insurance premiums and $12,750 of matching contributions by our Company under our 401(k) Plan.
(7)	Represents $63,007 in automobile expenses.

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Grants of Plan Based Awards During 2012

The table below summarizes information relating to the grants to our Named Executives in 2012.

Name	Options Grant Date	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Grant Date Fair Value of Options Award
David Dean	4/5/2012	150,000	$3.02	4/5/2022	$358,950
Park Dodd	4/5/2012	35,000	$3.02	4/5/2022	$83,755
Robert Pokusa	4/5/2012	35,000	$3.02	4/5/2022	$83,755

For the assumptions used in calculating the value of these awards, see Note 8 to our consolidated financial statements included in “Item 15. Exhibits, Financial Statement Schedules” of our Annual Report on Form 10-K filed on March 18, 2013.

Outstanding Equity Awards as of December 31, 2012

The following table provides information regarding the stock options held by the Named Executives as of December 31, 2012. All stock options were fully vested and exercisable as of December 31, 2012, except for those granted to Messrs. Perito and Williams in 2011. In connection with such 2011 grants, 3,185,000 of the 4,900,000 option shares granted to Jonnie R. Williams and, 2,600,000 of the 4,000,000 option shares granted to Paul L. Perito vested in 2011 (1,715,000 and 1,400,000 stock options, respectively, remain unvested for Messrs. Williams and Perito).

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	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Jonnie R. Williams, Sr.	125,000	-		$1.89	5/6/13
	500,000	-		$1.72	5/6/18
	1,250,000	-		$2.72	4/5/20
	3,185,000	1,715,000	(1)	$2.95	3/14/21

Park A. Dodd, III	250,000			$1.19	10/10/17
	50,000	-		$1.72	5/6/18
	50,000	-		$2.72	4/5/20
	35,000	-		$3.02	4/5/22

Paul L. Perito	625,000	-		$1.72	5/6/18
	1,250,000	-		$2.72	4/5/20
	2,600,000	1,400,000	(1)	$2.95	3/14/21

Robert E. Pokusa	225,000	-		$1.72	5/6/18
	35,000	-		$3.02	4/5/22

David Dean	350,000	-		$2.00	1/31/21
	150,000	-		$3.02	4/5/22

(1) These stock options are subject to performance-based vesting criteria. For a description of the vesting schedule upon the attainment of the applicable performance goals, see “Compensation Discussion and Analysis - Discretionary Equity Incentive Awards.”

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Option Exercises and Stock Vested During 2012

The following table provides information regarding the exercise of options by our Named Executives during the year ended December 31, 2012. No shares of our common stock held by our Named Executives became vested during 2012.

Name	Number of Shares Acquired on Exercise of Option Awards(#)(1)	Value Realized on Exercise of Option Awards($)(2)
Jonnie R. Williams Sr.	-	-
Park A. Dodd, III	-	-
Paul L. Perito	-	-
Robert E. Pokusa	100,000	$286,000
David Dean	-	-

(1)	Represents the gross number of shares of our common stock acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.
(2)	The amount shown represents the value of exercised options calculated by multiplying (i) the gross number of shares of our common stock acquired upon exercise by (ii) the excess of the fair market value of our common stock on the date of exercise over the exercise price of the option.

Potential Payments Upon Termination or Change of Control

As noted below, our Named Executives are entitled to severance upon a termination of employment but were not entitled to any payments solely as a result of agreements that were in effect as of December 31, 2012. The employment agreements for the Named Executives are described above under “Employment and Severance Arrangements”. The following chart sets forth the severance the Named Executives would be entitled to receive upon certain terminations of employment, assuming the relevant event occurred on December 31, 2012.

Name	Description of Severance	Termination without Cause
Park A. Dodd, III(1)	Salary Continuation	$100,000

Robert E. Pokusa(1)	Salary Continuation	$192,500

(1)

The Named Executives would also be entitled to receive the above salary continuation payments upon a termination of employment by them for “Good Reason,” as defined in their employment agreements effective as of December 31, 2012, to generally mean (i) a material diminution in their position, duties, responsibilities, functions or status with us, or the removal, or our failure to re-elect them to, any of such positions, (ii) a material reduction by us of their base salary or benefits or (iii) any other material breach by us of their employment agreement, which breach is not cured within 20 days of notice.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

 Our Company is the licensee under a license agreement, or “License Agreement,” with Regent Court Technologies, LLC, of which Jonnie R. Williams, Sr., our Company’s Chief Executive Officer, and Francis E. O’Donnell, Jr., M.D., the beneficiary of the O’Donnell Trust, are the owners. The License Agreement provides, among other things, for the grant of an exclusive, worldwide, irrevocable license to our Company, with the right to grant sublicenses, to make, use and sell tobacco and products containing tobacco under the licensor’s patent rights and know-how relating to the processes for curing tobacco so as to significantly prevent the formation of certain toxic carcinogens present in tobacco and tobacco smoke, namely Tobacco Specific Nitrosamines, and to develop products containing such tobacco, whether such patent rights and know-how are now in existence or hereinafter developed. Our Company is obligated to pay to Regent Court a royalty of 2% on all net sales of products by us and any affiliated sub-licensees, and 6% on all fees and royalties received by us from unaffiliated sub-licensees, less any related research and development costs incurred by our Company. The License Agreement expires with the expiration of the last of any applicable patents. 13 United States patents have been issued, and additional patent applications are pending. To date, our Company has paid no royalties under the License Agreement. The License Agreement may be terminated by our Company upon 30 days’ written notice or by Regent Court if there is a default in paying royalties or a material breach by our Company or the purchase of our Company’s stock or assets.

Effective September 1, 2008, we entered into an agreement for our Company’s use of an aircraft owned by Starwood Aviation, a company that is owned solely by Mr. Williams. Under this agreement, we agreed to pay an hourly rate for the use of the aircraft of approximately $3,970 each month until the monthly fixed rental cost for the aircraft of approximately $51,000 has been met. If the aircraft was used beyond the monthly fixed cost, we were required to pay an hourly rate of approximately $1,200 to cover related costs. In accordance with our Company’s related party transaction policy, the agreement with Starwood Aviation was recommended for approval to the Board of Directors by our Company’s Audit Committee, and it was approved by the Board of Directors at a meeting held on October 6, 2008. As of May 5, 2010, the agreement with Starwood Aviation was amended to clarify the types of items that would be included as “out of pocket” expenses and to recognize that certain costs, such as for fuel, would be variable depending on the actual cost of the item at the time of use. Payments made by our Company to Starwood or Starwood Aviation with respect to related expenses were $1.9 million in 2012, $2 million in 2011, $1.7 million in 2010, and were billed at cost. In 2013, Starwood Aviation sold the aircraft that was the subject of our prior agreement for aircraft use.

On March 9, 2010, Mr. Williams purchased 2,371,541 shares of our common stock at a price of $1.14 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.50 per share and on November 5, 2010, Mr. Williams purchased 717,220 shares of our common stock at a price of $1.80 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.80 per share. On November 5, 2010, Messrs. Chayet, Haynes and Perito purchased 2,000, 10,000 and 50,000 shares, respectively, of our common stock at a price of $1.80 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.80 per share. In accordance with our Company’s related party transaction policy, Mr. Williams’ intention to purchase shares and warrant shares of our Company’s stock was considered by the Audit Committee at meetings held on March 9, 2010 and November 5, 2010, respectively, and was approved by the Audit Committee and the Board of Directors on those dates. The purchase of shares by Messrs. Chayet, Haynes and Perito also was approved by the Audit Committee at the meeting held on November 5, 2010. On November 14, 2012, Mr. Williams exercised 1,000,000 warrant shares at the granted exercise price of $1.50 per share of the warrants that were issued on March 9, 2010, as part of a stock purchase transaction on the same date.

Dr. Mullan serves as the Chief Executive Officer of the Roskamp Institute. Following his election as our Chief Executive Officer and Chairman, Dr. Mullan will continue as Chief Executive Officer of the Roskamp Institute for strategic planning issues, but Dr. Fiona Crawford, as President of the Roskamp Institute, will be responsible for its day-to-day activities. The Roskamp Institute is a private medical research organization in Sarasota, Florida whose stated purpose is understanding causes of and finding cures for neuropsychiatric and neurodegenerative disorders and addictions. In 2010 and 2011, respectively, Robert G. Roskamp, the founder of the Roskamp Institute, purchased from us for cash, (i) 769,230 shares of our common stock and warrants to purchase an additional 769, 230 shares at an exercise price of $1.50 per share, and (ii) 254,452 shares and warrants to purchase an additional 254,452 shares at an exercise price of $4.00 per share. We have entered into a Research and Royalty Agreement with an affiliate of the Roskamp Institute pursuant to which we pay royalties of 5% of Anatabloc® sales to this affiliate (such royalties being equal to $301 thousand during 2012 and $342 thousand through the first nine months of 2013).

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Procedures for Approval of Related Party Transactions

Pursuant to the charter of our Audit Committee, all transactions between the Company and any of our directors, executive officers or related parties are also subject to the review and approval by our Audit Committee.

Code of Ethics

Our Board of Directors adopted our Corporate Code of Business Conduct and Corporate Ethics, or our “Code of Ethics,” in March 2004. The Code of Ethics outlines the Company's standards of ethical and legal business conduct, including potential conflicts of interest. The Code of Ethics is available on our website at http://www.starscientific.com/index.

The Code of Ethics requires that all potential conflicts of interest be disclosed to persons in supervisory roles or our General Counsel. Such supervisors and the General Counsel will determine whether a conflict of interest exists. Waivers of conflicts involving employees may only be made by an executive officer of the Company. Any waiver of a conflict for our directors, executive officers or other principal financial officers may be made only by our Board of Directors

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent (10%) of a class of our Company’s equity securities to file with the Securities and Exchange Commission, or “SEC,” initial reports of ownership and reports of changes in ownership of our Company’s equity and equity derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) stockholders were complied with on a timely basis for the year ended December 31, 2012, except that certain gifts of our common stock made by Mr. Williams during 2012 were not timely reported on or before the 45th day after December 31, 2012.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION
CONCERNING INCREASE IN AUTHORIZED SHARES

Our Board of Directors has determined that it is in our best interest, and in the best interest of our stockholders, to further amend our Certificate of Incorporation to increase the total number of authorized shares of common stock by 61,300,000 shares, from 213,500,000 shares to 274,800,000 shares. The Board of Directors unanimously approved the proposed Ninth Amended and Restated Certificate of Incorporation (“Ninth Amendment”), in substantially the form attached hereto as Appendix A, and declared it to be advisable and in the best interest of our Company, and hereby seeks the approval of the Ninth Amendment by our stockholders.

If the Ninth Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting.

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Ninth Amendment.

The Board of Directors recommends that you vote “FOR” the Ninth Amendment.

Purpose of the Ninth Amendment

The purpose of the Ninth Amendment is to increase the total number of authorized shares of common stock from 213,500,000 shares to 274,800,000 shares. Of our Company’s 213,500,000 authorized shares of common stock, 169,122,155 shares were outstanding as of October 30, 2013, and, after taking into account shares underlying outstanding stock options and warrants and the reservation of shares for issuance under our equity-based compensation plans, approximately 10,119,985 of the 213,500,000 shares authorized in our Certificate of Incorporation remain available for issuance.

The Board of Directors believes the Ninth Amendment is advisable in order to maintain our financing and capital raising flexibility in connection with our working capital needs and to generally maintain our flexibility in today’s competitive and fast-changing environment. Other possible business and financial uses for the additional shares of common stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of common stock, attracting and retaining employees by the issuance of additional securities under our various equity compensation plans and other transactions and corporate purposes that the Board of Directors deems are in our Company’s best interest. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules applicable to the NASDAQ Global Market. Other than issuances pursuant to employee benefit plans, currently outstanding warrants and the employment agreements expected to be entered into as part of the corporate transition matters discussed earlier in this Proxy Statement, as of the date of this Proxy Statement we have no arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our Company and our stockholders.

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Possible Effects of the Ninth Amendment

Upon issuance, the additional shares of authorized common stock would have rights identical to the currently outstanding shares of common stock. Adoption of the Ninth Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. As is true for shares presently authorized but unissued, the future issuance of common stock authorized by the Ninth Amendment may, among other things, decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the common stock. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership thereof.

We have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but our Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of our Company. For example, without further stockholder approval, the Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by our Company to oppose changes in control of our Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although we have no immediate plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock. Any such transactions may require our Company to incur nonrecurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION
CONCERNING NAME CHANGE

Our Board of Directors has determined that it is in our best interest, and in the best interest of our stockholders, to further amend our Certificate of Incorporation to change the corporate name of the Company to Rock Creek Pharmaceuticals, Inc. The Board of Directors unanimously approved the proposed Tenth Amended and Restated Certificate of Incorporation (“Tenth Amendment”), in substantially the form attached hereto as Appendix B, and declared it to be advisable and in the best interest of our Company, and hereby seeks the approval of the Tenth Amendment by our stockholders.

If the Tenth Amendment is approved by our stockholders, the Tenth Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur at a point after the Annual Meeting. However, the Board of Directors retains discretion under Delaware law not to implement and to abandon this Proposal 3. If the Board of Directors were to exercise such discretion, Proposal 3 would not take effect and the Ninth Amended and Restated Certificate of Incorporation (if approved by the stockholders pursuant to Proposal 2) would remain in full force and effect and our Company name would remain “Star Scientific, Inc.”

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Approval of this Proposal 3 requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the Tenth Amendment.

Purpose of the Tenth Amendment

Our operating subsidiary, Rock Creek, currently holds the name “Rock Creek Pharmaceuticals, Inc.,” and has built a brand around this name. As part of the corporate transition matters, our Company’s strategic plan is to focus more on the development and marketing of pharmaceutical products. For this reason, our Board of Directors determined the name change to be in the best interest of our Company and our stockholders because Rock Creek is an established, respected and recognized name in the nutraceutical industry and in connection with pharmaceutical research. Our Board of Directors further believes that we will be able to build on the goodwill and branding already established by our subsidiary to promote the Company as a leader in areas of pharmaceutical product development.

Possible Effects of the Tenth Amendment

Prior to filing of a certificate of amendment with the Delaware Secretary of State to effect the Tenth Amendment, the name of our Rock Creek subsidiary will be changed in order to allow our Company to adopt “Rock Creek Pharmaceuticals, Inc.”

We have reserved the stock symbol “RCP” for our common stock traded on The NASDAQ Global Market. If the corporate transition matters discussed in this Proxy Statement are effected and, among other things, Proposals 1 and 3 are approved, we intend to request that our common stock trade under the new stock symbol at the time we effect our name change. The name change will not affect the validity or transferability of any of our currently outstanding common stock and stockholders will not be requested to surrender for exchange any certificates presently held by them.

PROPOSAL 4:

APPROVAL OF AN AMENDMENT TO THE 2008 PLAN

In this Proposal 4, we are requesting stockholders approve an amendment to the 2008 Plan to increase the number of shares of common stock available for issuance under the 2008 Plan by 18,300,000 shares. The amendment to the 2008 Plan is described in more detail below. Approval of this Proposal 4 requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the approval of the amendment to the 2008 Plan.

Amendment to the 2008 Plan

The Board of Directors has adopted an amendment to the 2008 Plan to (a) increase the number of shares of common stock available for issuance under the 2008 Plan by 18,300,000 shares from 16,900,000 to 35,200,000 shares, and (b) to increase the maximum number of shares of common stock with respect to which awards may be granted under the 2008 Plan to any one participant in any one calendar year from 5,000,000 to 6,000,000. The proposed amendment to the 2008 Plan is designed to facilitate the Company’s ability to continue to issue equity incentive awards to the Company’s officers, employees and directors.

The principal features of the 2008 Plan, as amended, are described in summary form below and a copy of the amendment to the 2008 Plan is included as Appendix C to this Proxy Statement. The summary below is qualified in its entirety by reference to the 2008 Plan and the amendment included in Appendix C to this Proxy Statement. If this Proposal 4 is not approved by our stockholders, the amendment will not become effective, but the 2008 Plan will remain in effect in accordance with its present terms.

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Summary of 2008 Plan

General. The 2008 Plan provides for the award of options to purchase common stock, restricted shares of common stock and certain other equity and equity-based awards to directors, officers, employees and consultants or advisors of the Company and certain affiliated entities. Both incentive stock options and nonstatutory stock options may be granted. Incentive stock options are intended to be treated as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Administration. Our Board of Directors will administer the 2008 Plan, unless and until our Board of Directors delegates administration of the 2008 Plan to a committee, except with respect to any award granted to our independent directors, which must be administered by our Board of Directors. Subject to the terms and conditions of the 2008 Plan, the Board of Directors or a duly authorized committee thereof, has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, the terms and conditions of such awards, the form of each award agreement, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the 2008 Plan.

Eligibility. Options, stock appreciation rights, or “SARs,” restricted stock, restricted stock units, or “RSUs,” and other awards under the 2008 Plan may be granted to individuals who are then employees, consultants or independent directors of our Company or one of our subsidiaries. As of October 30, 2013 we had approximately 30 employees and consultants, and six directors, including four Independent Directors (one of whom is standing for reelection at the Annual Meeting) who are eligible to receive grants under the 2008 Plan. The Compensation Committee determines which of our employees, consultants and directors will be granted awards under the 2008 Plan. No employee is entitled to participate in the 2008 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service. Only those employees and consultants who are selected to receive grants by the Compensation Committee may participate in the 2008 Plan. The 2008 Plan also provides that certain stock option awards will be automatically granted to our independent directors, as described below under the heading “Automatic Option Grants to Directors.” If this Proposal 4 is approved, the maximum number of shares that may be subject to awards granted under the 2008 Plan to any individual in any calendar year will be increased from 5,000,000 to 6,000,000.

Share Reserve. If this Proposal 4 is approved, up to 35,200,000 shares of our common stock (increased from 16,900,000) will be available for issuance under the 2008 Plan. If an award under the 2008 Plan expires or is terminated or canceled without having been exercised or settled in full, is forfeited back to or repurchased by our Company, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under the 2008 Plan. If the exercise or purchase price of an award is settled through the tender of shares, or withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the 2008 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards are not counted against the shares available for issuance under the 2008 Plan.

Awards. The 2008 Plan provides for the award of stock options, SARs, restricted stock, RSUs, dividend equivalents, performance share awards, performance stock units, stock payments, deferred stock and performance-based awards or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•	Nonqualified stock options will provide for the right to purchase shares of our common stock at a specified price, and will become exercisable either on the grant date or in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of pre-established performance targets. Nonqualified stock options will be granted with exercise prices no less than the fair market value of a share of our common stock on the date of grant, as determined in accordance with the 2008 Plan.

•	ISOs will be designed to comply with the provisions of the Internal Revenue Code and will be subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant.

•	Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the administrator. Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse.

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•	RSUs may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but typically subject to vesting conditions including continued employment or pre-established performance targets. Stock underlying RSUs will not be issued until the RSUs have vested and in certain cases the issuance of the underlying stock may be delayed beyond vesting, and recipients of RSUs will have no voting or dividend rights with respect to the underlying shares prior to the time when the shares are issued.

•	SARs granted under the 2008 Plan typically will provide for payments to the holder based upon increases in the price of our common stock over the base price of the SARs. Similar to nonqualified stock options, SARs will become exercisable on the grant date or in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of pre-established performance targets. The administrator may elect to pay SARs in cash or in common stock or in a combination of both.

•	Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

•	Performance share awards, performance stock units, and performance-based awards are stock-based awards that may be granted under the 2008 Plan. The right to vest in these awards generally will be based upon achievement of specific performance targets and these awards may generally be paid in cash or in common stock or in a combination of both. Performance awards also may include “phantom” stock awards that provide for cash payments based upon increases in the price of our common stock over a predetermined period.

Stock payments and the ability to defer certain awards also may be authorized by the administrator.

Performance Criteria. The performance criteria that will be used to establish performance goals are limited to the following: net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes, pre- or after- tax income (before or after allocation of corporate overhead and bonus), net earnings, earnings per share, net income (before or after taxes), return on equity, total shareholder return, return on assets or net assets, appreciation in and/or maintenance of share price, market share, gross profits, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes depreciation and amortization), economic value-added models or equivalent metrics, comparisons with various stock market indices, reductions in costs, cash flow or cash flow per share (before or after dividends), return on capital (including return on total capital or return on invested capital) cash flow return on investment, improvement in or attainment of expense levels, operating margins, gross margins or cash margin, year-end cash, debt reductions, shareholder equity, market share, regulatory achievements, and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel.

Automatic Option Grants to Directors. The 2008 Plan provides that each new Independent Director is granted a stock option to purchase up to 50,000 shares of common stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. In addition, the 2008 Plan provides that each Independent Director receives a stock option to purchase up to 50,000 shares of common stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately. The exercise price of the options automatically granted to Independent Directors is equal to 100% of the fair market value of a share of our common stock on the date of grant (as determined in accordance with the 2008 Plan). No portion of an option automatically granted to an Independent Director is exercisable after the tenth anniversary after the date of option grant.

Transferability of Awards. Unless the administrator determines otherwise, the 2008 Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.

Corporate Transactions. If there is a nonreciprocal transaction between our Company and its stockholders such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, then the administrator will make proportionate adjustments (if any), as the administrator in its discretion may deem appropriate, to the number and type of securities subject to each outstanding award under the 2008 Plan, and the exercise price or grant price of such outstanding award (if applicable).

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If there is any other distribution, merger, consolidation, combination, exchange or other corporate event affecting our common stock or the share price of our common stock (other than a nonreciprocal transaction as described above), the administrator:

•	may appropriately adjust the aggregate number and type of shares of our common stock subject to the 2008 Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share of outstanding awards;

•	may provide for the termination of any award in exchange for an amount of cash (if any) equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•	may provide for the replacement of any award with other rights or property selected by the administrator in its sole discretion;

•	may provide that any outstanding award cannot vest, be exercised, or become payable after such event;

•	may provide that all awards shall be exercisable, payable, or fully vested as to all shares of our common stock covered thereby;

•	may provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the 2008 Plan or shall substitute similar awards for those outstanding under the 2008 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•	may make adjustments (i) in the number and type of shares of our common stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options, and awards or future rights, options, and awards.

In the event of our change in control where the successor entity does not assume or substitute awards granted under the 2008 Plan, awards issued under the 2008 Plan will become fully vested and exercisable immediately prior to the change in control.

Amendment and Termination of the 2008 Plan. Our Board of Directors or a duly authorized committee may terminate, amend or modify the 2008 Plan. However, stockholder approval of any amendment to the 2008 Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the 2008 Plan that increases the number of shares available under the 2008 Plan (other than any adjustment as provided by the 2008 Plan with respect to changes in capital structure). Absent approval of the stockholders, no option may be amended to reduce the per-share exercise price of shares subject to such option below the per-share exercise price as of the date the option is granted, and except as permitted by the 2008 Plan with respect to changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher exercise price. If not terminated earlier by the Board of Directors, or a duly authorized committee thereof, the 2008 Plan will terminate ten years after the plan is approved by our Board of Directors.

Federal Income Tax Consequences. With respect to nonqualified stock options, our Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss and our Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, our Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

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Plan Benefits

The table below shows, as to our Named Executives and the various indicated groups, the number of shares of our common stock subject to outstanding awards granted under the 2008 Plan as of October 30, 2013. All future awards under the 2008 Plan will be subject to the discretion of the Board of Directors, except that in accordance with the terms of the 2008 Plan, each of our Independent Directors is granted a stock option to purchase up to 50,000 shares of common stock on the date such Independent Director is first elected to the Board of Directors and on each anniversary of such Independent Director’s initial election to the Board of Directors thereafter.

Name and Position	Number of Shares Subject to Stock Option Awards(1)
Jonnie R. Williams, Sr., Chief Executive Officer	6,150,000
David M. Dean, Vice President Sales and Marketing	500,000
Park A. Dodd, III, Chief Financial Officer	85,000
Paul L. Perito, Chairman, President and Chief Operating Officer	5,250,000
Robert E. Pokusa, General Counsel	35,000

All current executive officers as a group	12,020,000

All employees and officers who are not executive officers as a group	2,100,000
All current directors who are not executive officers as a group	1,050,000

15,170,000

(1)	The weighted average exercise price of these options is $2.85 and the weighted remaining contractual life of these options is 7.26 years. Includes amounts transferred into the 2008 Plan from the 1998 Stock Option Plan and the 2000 Equity Incentive Plan.

PROPOSAL 5:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Subject to stockholder ratification, the Audit Committee has appointed the firm of Cherry Bekaert as our independent auditor to audit our financial statements for 2013. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Representatives of Cherry Bekaert are expected to be present at the Annual Meeting, at which time they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to ratify the appointment of Cherry Bekaert as our Company’s independent auditor.

Our Board of Directors recommends you vote “FOR” ratification of Cherry Bekaert as our independent auditor.

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Audit Fees and Tax Fees

The following table sets forth the aggregate audit fees and tax fees and expenses billed to us by Cherry Bekaert for the fiscal years ended December 31, 2011 and December 31, 2012:

	2011	2012
Audit Fees	$157,000	$158,000
Tax Fees	23,000	22,000
Total	$180,000	$180,000

The fees listed above under “Audit Fees” are fees billed for professional services for the audits of our annual consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, the reviews of the interim financial statements included in our periodic reports filed during the fiscal years ended December 31, 2011 and 2012, and other required Securities Act filings. The fees listed above under “Tax Fees” are fees billed for services in connection with tax compliance, tax advice and tax planning. There were no other fees billed by Cherry Bekaert relating to any other services, and no other audit-related fees.

The Audit Committee determined that the provision of nonaudit services to us by Cherry Bekaert during 2011 and 2012 was compatible with maintaining its independence. The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to us by Cherry Bekaert during 2011 and 2012 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our Company’s financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of our Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the auditors’ independence from our Company and its management. In addition, the Audit Committee has considered whether the provision of the nonaudit related services, as disclosed in Proposal 5, is compatible with maintaining their independence.

The Audit Committee discussed with our Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our Company’s internal controls and the overall quality of our Company’s accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of our Company for the year ended December 31, 2012, in our Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 18, 2013. The Audit Committee also approved, subject to stockholder ratification, the selection of Cherry Bekaert as our Company’s independent accountants to audit our Company’s financial statements for 2013.

Members of the Audit Committee

Burton J. Haynes (Chairman)

Christopher C. Chapman, Jr., M.D.

Neil L. Chayet, Esq.

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The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that our Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

PROPOSAL 6:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or “Dodd-Frank”, requires that our Company seek a nonbinding advisory vote from its stockholders to approve compensation to our Named Executives. Since the required vote is advisory, the result of the vote is not binding upon the Board of Directors.

We urge stockholders to read the “Compensation Discussion and Analysis” included elsewhere in this Proxy Statement, which describes how our executive compensation policies operate and how they are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative which provide detailed information on the compensation of our Named Executives. Our executive compensation program is designed to attract and retain individuals of superior ability and managerial talent, align compensation for senior executives with our Company’s corporate strategies, business objectives and long-term interests and motivate our Company’s executives to maximize stockholder value by providing opportunities for direct ownership in our Company. The Compensation Committee and the Board of Directors believe that our compensation program achieves these goals.

For the reasons stated above, the Board of Directors unanimously recommends a vote “FOR” approval of the following resolution:

“RESOLVED, that the stockholders of our Company approve, on an advisory basis, the overall compensation of our Company’s named executive officers, as described in the Compensation Discussion and Analysis and in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Effect of Proposal

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is nonbinding on the Board of Directors. The approval or disapproval of this proposal by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding our Company’s executive compensation practices. Although nonbinding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when evaluating our future executive compensation program.

At the 2011 annual meeting of stockholders, our stockholders had the opportunity to cast an advisory vote (a “say-on-frequency proposal”) on how often our Company should include a say-on-pay proposal in its proxy statement. Based on our stockholders’ vote on the say-on-frequency proposal, the Board of Directors determined that we will hold shareholder say-on-pay advisory votes on executive compensation on an annual basis.

PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 promulgated under the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to November 18, 2014. Accordingly, stockholder proposals must be received no later than July 21, 2014 for the purposes of Rule 14a-8.

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HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission known as “householding.” Under this procedure, we send only one proxy statement and one Annual Report on Form 10-K to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy and voting instruction cards. We do not use householding for any other stockholder mailings. If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate copy of the Proxy Statement or Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent, Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures. We will promptly deliver a separate copy of the Proxy Statement or Annual Report to you upon request. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Proxy Statement or Annual Report and you wish to receive a single copy of each of these documents for your household, please contact our mailing agent, Broadridge, at the telephone number or address indicated above.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that our Company filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, NE, Washington, D.C. 20549. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from our Company, without charge, a copy of our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed March 18, 2013 and our 10-K/A filed on April 30, 2013, by written request addressed to Star Scientific, Inc., 4470 Cox Road, Suite 110, Glen Allen, Virginia, 23060, Attention: Investor Relations Department. The Annual Report on Form 10-K and our 10-K/A are not soliciting material and are not incorporated in this document by reference.

In order to obtain any documents you request from us in time for the Annual Meeting, you must request the documents from us by Friday, December 20, 2013, which is five business days prior to the date of the Annual Meeting.

You should rely only on the information contained in this document to vote your shares of common stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 18, 2013. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

45

APPENDIX A

NINTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STAR SCIENTIFIC, INC.

(formerly Eye Technology, Inc.)

The undersigned, a natural person, for the purpose of amending and restating, the Certificate of Incorporation of Star Scientific, Inc., as originally filed on June 24, 1985, and as amended and restated on June 22, 1988, May 19, 1992, September 21, 2001, December 14, 2007, December 7, 2009, December 10, 2010, December 16, 2011 and December 14, 2012 under the provisions and subject to the requirements of the laws of the State of Delaware, particularly Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and, referred to as the “General Corporation Law of the State of Delaware,” and sections 242 and 245 thereof, hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “Corporation”), is

STAR SCIENTIFIC, INC.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington County, of New Castle and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation has the authority to issue is 274,800,000 shares of Common Stock having a par value of one thousandth of one cent ($0.0001) per share (hereinafter called “Common Stock”) and One Hundred Thousand (100,000) shares of Preferred Stock having a par value of one thousandth of one cent ($0.0001) per share (hereafter called “Preferred Stock”), making a total of 274,900,000 shares of stock.

Common Stock. The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges. Each share of Common Stock shall entitle the holder thereof to one vote.

Preferred Stock. The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by resolution or resolutions providing for the issue of shares thereof, the designation, preferences, powers and relative participating optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. A copy of such resolution shall be set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective.

FIFTH: The name and the mailing address of the incorporator are as follows:

Name	Mailing Address
R. G. Dickerson	229 South State Street, Dover, Delaware

SIXTH: The Corporation is to have perpetual existence.

A-1

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdictions within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 9 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders, or any class thereto as the case may be, it is further provided:

1. Number, election and term. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit: the total number of directors which the Corporation would have if there were no vacancies. No election of directors need to be by written ballot. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation.

2. Newly created directorships and vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from, death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders of the Corporation and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal. Any director or the entire board of directors may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the shares of stock then entitled to vote generally in the election of directors, voting together as a single class.

NINTH: The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Law made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

TENTH:

1. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said action, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person.

2. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii), pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

A-2

ELEVENTH: The Corporation shall not be governed by or be subject to the provisions contained in Delaware General Corporation Law Section 203-Business Combinations with Interested Stockholders, as amended from time to time.

TWELFTH: From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this certificate as of the                    day of December, 2013.

Star Scientific, Inc.

Name: [_______]
Title: [_______]

A-3

APPENDIX B

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ROCK CREEK PHARMACEUTICALS, INC.

(formerly Eye Technology, Inc. and Star Scientific, Inc.)

The undersigned, a natural person, for the purpose of amending and restating, the Certificate of Incorporation of Star Scientific, Inc., as originally filed on June 24, 1985, and as amended and restated on June 22, 1988, May 19, 1992, September 21, 2001, December 14, 2007, December 7, 2009, December 10, 2010, December 16, 2011, December 14, 2012 and , 2013 under the provisions and subject to the requirements of the laws of the State of Delaware, particularly Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and, referred to as the “General Corporation Law of the State of Delaware,” and sections 242 and 245 thereof, hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “Corporation”), is

ROCK CREEK PHARMACEUTICALS, INC.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington County, of New Castle and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation has the authority to issue is 274,800,000 shares of Common Stock having a par value of one thousandth of one cent ($0.0001) per share (hereinafter called “Common Stock”) and One Hundred Thousand (100,000) shares of Preferred Stock having a par value of one thousandth of one cent ($0.0001) per share (hereafter called “Preferred Stock”), making a total of 274,900,000 shares of stock.

Common Stock. The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges. Each share of Common Stock shall entitle the holder thereof to one vote.

Preferred Stock. The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by resolution or resolutions providing for the issue of shares thereof, the designation, preferences, powers and relative participating optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. A copy of such resolution shall be set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective.

FIFTH: The name and the mailing address of the incorporator are as follows:

Name	Mailing Address
R. G. Dickerson	229 South State Street, Dover, Delaware

SIXTH: The Corporation is to have perpetual existence.

B-1

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdictions within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 9 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders, or any class thereto as the case may be, it is further provided:

1. Number, election and term. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit: the total number of directors which the Corporation would have if there were no vacancies. No election of directors need to be by written ballot. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation.

2. Newly created directorships and vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from, death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders of the Corporation and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal. Any director or the entire board of directors may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the shares of stock then entitled to vote generally in the election of directors, voting together as a single class.

NINTH: The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Law made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

TENTH:

1. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said action, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person.

2. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii), pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

B-2

ELEVENTH: The Corporation shall not be governed by or be subject to the provisions contained in Delaware General Corporation Law Section 203-Business Combinations with Interested Stockholders, as amended from time to time.

TWELFTH: From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this certificate as of the                       day of [___], 201[_].

Star Scientific, Inc.

Name: [______]
Title: [______]

B-3

APPENDIX C

AMENDMENT TO THE

STAR SCIENTIFIC, INC.

2008 INCENTIVE AWARD PLAN

THIS AMENDMENT TO THE STAR SCIENTIFIC, INC. 2008 INCENTIVE AWARD PLAN (this “ Amendment ”), is made and adopted as of       , 2013 by Star Scientific, Inc., a Delaware corporation (the “ Company ”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Star Scientific, Inc. 2008 Incentive Award Plan, as amended (the “ Plan ”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended by the Committee at any time and from time to time with the approval of the Board of Directors of the Company, provided, that approval by the stockholders of the Company is required for any amendment to the Plan that increases the number of shares of Stock available under the Plan (other than certain adjustments under the Plan); and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be and hereby is amended as follows:

1. Section 3.1(a) of the Plan is hereby amended by deleting the number “16,900,000” in clause (i) of such Section and substituting the number “35,200,000” in lieu thereof.

2. Section 3.3 of the Plan is hereby deleted and replaced in its entirety with the following:

“Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calander year shall be 6,000,000.”

3. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. Except as set forth herein, the Plan shall remain in full force and effect.

* * *

C-1

Star
Scientific, Inc.

STAR SCIENTIFIC, INC.
ATTN: TALHIA TUCK
4470 COX ROAD - SUITE 110
GLEN ALLEN, VA 23060

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M64152-P43822 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christopher C. Chapman, M.D.
02) Benjamin M. Dent
03) Michael J. Mullan, MBBS (M.D.), Ph.D.
04) Scott P. Sensenbrenner
05) Naomi Whittel
06) Thomas L. Wilson

	For	Against	Abstain
2. An amendment to the Company's Eighth Amended and Restated Certificate of Incorporation.	☐	☐	☐
3. An amendment to the Company's Ninth Amended and Restated Certificate of Incorporation.	☐	☐	☐
4. An amendment to the Company's 2008 Incentive Award Plan.	☐	☐	☐
5. Ratification of the appointment of Cherry Bekaert L.L.P., as the Company's independent auditor for 2013 financial statements.	☐	☐	☐
6. Advisory vote on the compensation of certain of the Company's executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com.

M64153-P43822

STAR SCIENTIFIC, INC.
2013 ANNUAL MEETING OF STOCKHOLDERS
Friday, December 27, 2013
11:00 A.M., Eastern Time
This Proxy is solicited by the Board of Directors

The undersigned stockholder of Star Scientific, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Park A. Dodd III, Paul L. Perito, and Jonnie R. Williams, and each of them, as proxies for the undersigned, with full power of substitution in each, to attend the annual meeting of stockholders of our company to be held at the Mayfair Court Room of the Westin Georgetown Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 27, 2013, at 11:00 A.M., Eastern Time (the "Annual Meeting"), and any adjournment, continuation or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s). If this Proxy is executed, but no direction is given, this Proxy will be voted in accordance with the Board of Directors' recommendations set forth on the reverse side hereof. Stockholders who plan to attend the Annual Meeting may revoke their proxy by attending and casting their vote at the Annual Meeting in person.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2013 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.

Address Changes/Comments:

____

____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side